Exhibit 7.1

TRUST INDENTURE

BETWEEN

CAMECO CORPORATION

AND

CIBC MELLON TRUST COMPANY

Made as of July 12, 1999

TABLE OF CONTENTS

ARTICLE 1: INTERPRETATION		1

1.1	DEFINITIONS	1
1.1	MEANING OF “OUTSTANDING”	8
1.2	NON-BUSINESS DAYS	9
1.3	CURRENCY	9
1.4	HEADINGS	9
1.5	STATUTE REFERENCES	9
1.6	INVALIDITY OF PROVISIONS	9
1.7	APPLICABLE LAW	9
1.8	LANGUAGE CLAUSE	10
1.9	ACCOUNTING TERMS	10

ARTICLE 2: THE DEBENTURES		10

2.1	LIMIT OF DEBENTURES	10
2.2	TERMS OF DEBENTURES OF ANY SERIES	10
2.3	FORM OF DEBENTURES	11
2.4	CERTIFICATION AND DELIVERY OF DEBENTURES	12
2.5	ISSUE OF GLOBAL DEBENTURE	13
2.6	EXECUTION OF DEBENTURES	13
2.7	CERTIFICATION	13
2.8	INTERIM DEBENTURES OR CERTIFICATES	13
2.9	ISSUE OF SUBSTITUTIONAL DEBENTURES	14
2.10	PLEDGE AND RE-ISSUE OF DEBENTURES	14
2.11	COMMENCEMENT OF INTEREST	14
2.12	DEBENTURES TO RANK PARI PASSU	15
2.13	PRESCRIPTION	15

ARTICLE 3: REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP		15

3.1	FULLY REGISTERED DEBENTURES	15
3.2	GLOBAL DEBENTURES	15
3.3	COUPON DEBENTURES	16
3.4	TRANSFEREE ENTITLED TO REGISTRATION	17
3.5	NO NOTICE OF TRUSTS	17
3.6	REGISTERS OPEN FOR INSPECTION	17
3.7	EXCHANGES OF DEBENTURES	17
3.8	CLOSING OF REGISTERS	17
3.9	CHARGES FOR REGISTRATION, TRANSFER AND EXCHANGE	18
3.10	OWNERSHIP OF DEBENTURES AND COUPONS	18
3.11	EVIDENCE OF OWNERSHIP	19

ARTICLE 4: REDEMPTION AND PURCHASE OF DEBENTURES		19

4.1	REDEMPTION	19
4.2	PARTIAL REDEMPTION	19
4.3	NOTICE OF REDEMPTION	20
4.4	DEBENTURES DUE ON REDEMPTION DATES	20
4.5	DEPOSIT OF REDEMPTION MONEYS	20
4.6	FAILURE TO SURRENDER DEBENTURES CALLED FOR REDEMPTION	21

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4.7	CANCELLATION OF DEBENTURES REDEEMED	21
4.8	PURCHASE OF DEBENTURES BY THE COMPANY	21

ARTICLE 5: COVENANTS OF THE COMPANY		21

5.1	GENERAL COVENANTS	21
5.2	TRUSTEE’S REMUNERATION AND EXPENSES	23
5.3	NOT TO ACCUMULATE INTEREST	23
5.4	PERFORMANCE OF COVENANTS BY TRUSTEE	24

ARTICLE 6: DEFAULT AND ENFORCEMENT		24

6.1	EVENT OF DEFAULT	24
6.2	NOTICE OF EVENTS OF DEFAULT	25
6.3	ACCELERATION ON DEFAULT	26
6.4	WAIVER OF DEFAULT	26
6.5	RIGHT OF TRUSTEE TO ENFORCE PAYMENT	26
6.6	APPLICATION OF MONEYS BY TRUSTEE	27
6.7	NOTICE OF PAYMENT BY TRUSTEE	27
6.8	TRUSTEE MAY DEMAND PRODUCTION OF DEBENTURES	28
6.9	TRUSTEE APPOINTED ATTORNEY	28
6.10	REMEDIES CUMULATIVE	28
6.11	JUDGMENT AGAINST COMPANY	28
6.12	IMMUNITY OF SHAREHOLDERS, ETC.	28

ARTICLE 7: ACTIONS BY DEBENTUREHOLDERS AND TRUSTEE		28

7.1	DEBENTUREHOLDERS MAY NOT SUE	28
7.2	TRUSTEE NOT REQUIRED TO POSSESS DEBENTURES	29
7.3	TRUSTEE MAY INSTITUTE ALL PROCEEDINGS	29

ARTICLE 8: SATISFACTION AND DISCHARGE		30

8.1	DISCHARGE	30
8.2	MONEY MAY BE SET ASIDE FOR HOLDERS	30
8.3	MONEY NOT CLAIMED MAY BE REPAID	30
8.4	SATISFACTION	30
8.5	CONTINUANCE OF RIGHTS, DUTIES AND OBLIGATIONS	31

ARTICLE 9: CONSOLIDATION AND AMALGAMATION		32

9.1	SUCCESSOR CORPORATION	32
9.2	SUCCESSOR TO POSSESS POWERS OF THE COMPANY	32

ARTICLE 10: ADMINISTRATION OF THE TRUST		32

10.1	SUFFICIENCY OF EXECUTION OF INSTRUMENTS	32
10.2	TRUSTEE MAY REQUIRE INDEMNITY	32
10.3	EXPERTS AND ADVISERS	32
10.4	EVIDENCE	33
10.5	RELIANCE BY TRUSTEE	33
10.6	NO PERSON DEALING WITH TRUSTEE NEED ENQUIRE	34
10.7	INVESTMENT OF TRUST FUNDS	34

ARTICLE 11: CONCERNING THE TRUSTEE		34

11.1	DUTY OF TRUSTEE	34

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11.2	RESIGNATION, ETC. OF TRUSTEE AND APPOINTMENT OF NEW TRUSTEE	34
11.3	TRUSTEE MAY DEAL IN DEBENTURES	35
11.4	TRUSTEE NOT REQUIRED TO GIVE SECURITY	35
11.5	PROTECTION OF TRUSTEE	35
11.6	CONFLICT OF INTEREST	36

ARTICLE 12: NOTICES		36

12.1	NOTICE TO THE COMPANY	36
12.2	NOTICE TO THE TRUSTEE	36
12.3	NOTICE TO DEBENTUREHOLDERS	36
12.4	WAIVER OF NOTICE	37

ARTICLE 13: DEBENTUREHOLDERS’ MEETINGS		37

13.1	CONVENING OF MEETINGS	37
13.2	NOTICE	37
13.3	QUORUM	38
13.4	CHAIRMAN	38
13.5	PROCEDURE WHEN QUORUM NOT PRESENT	38
13.6	SHOW OF HANDS	38
13.7	POLL	38
13.8	VOTING	38
13.9	PROXIES	39
13.10	PERSONS WHO MAY ATTEND	39
13.11	POWERS EXERCISABLE BY EXTRAORDINARY RESOLUTION	39
13.12	DEFINITION OF EXTRAORDINARY RESOLUTION	41
13.13	POWERS CUMULATIVE	41
13.14	MINUTES	41
13.15	INSTRUMENT IN LIEU OF EXTRAORDINARY RESOLUTION	41
13.16	EVIDENCE OF INSTRUMENTS OF DEBENTUREHOLDERS	42
13.17	BINDING EFFECT OF RESOLUTIONS	42
13.18	SERIAL MEETINGS	42

ARTICLE 14: SUPPLEMENTAL INDENTURES		43

14.1	SUPPLEMENTAL INDENTURES	43

ARTICLE 15: ACCEPTANCE OF TRUSTS BY TRUSTEE		44

15.1	ACCEPTANCE	44

ARTICLE 16: COUNTERPARTS		44

16.1	COUNTERPARTS	44

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THIS TRUST INDENTURE is made as of July 12, 1999.

BETWEEN:

CAMECO CORPORATION, a corporation incorporated under the laws of Canada and having its registered office at the City of Saskatoon, in the Province of Saskatchewan (hereinafter referred to as the “Company”),

- and -

CIBC MELLON TRUST COMPANY, a trust company incorporated under the laws of Canada and duly authorized to carry on the trust business in each province of Canada (hereinafter referred to as the “Trustee”).

WHEREAS the Company is desirous of creating and issuing its Debentures to be constituted in the manner hereinafter appearing;

AND WHEREAS the Company, under the laws relating thereto, is authorized to create and issue the Debentures to be issued as herein provided;

AND WHEREAS all things necessary have been done and performed to make the Debentures, when certified by the Trustee and issued as in this Indenture provided, legal, valid and binding obligations of the Company with the benefits and subject to the terms of this Indenture;

AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Company and not the Trustee;

NOW THEREFORE THIS INDENTURE WITNESSES that it is hereby agreed and declared as follows:

ARTICLE 1: INTERPRETATION

1.1	Definitions

In this Indenture, unless something in the subject matter or context is inconsistent therewith:

“Acquired Restricted Subsidiary Funded Debt” means Funded Debt of a Restricted Subsidiary existing at the time of acquisition of control of such Restricted Subsidiary by the Company or any of its Subsidiaries (but, for greater certainty, shall not include Funded Debt incurred in anticipation of such acquisition of control).

“Act” means the Canada Business Corporations Act. R.S.C. 1985, c. C44, as amended from time to time.

“Authorized Investments” means short-term interest-bearing or discount debt obligations issued or guaranteed by the Government of Canada or a Province of Canada or a Canadian chartered bank (which may include an affiliate or related party of the Trustee, including without limitation Mellon Bank Canada and Canadian Imperial Bank of Commerce) provided that each such obligation is rated at least R1 (middle) by DBRS Inc. or an equivalent rating by Canadian Bond Rating Service.

“Blind River Refinery” means the uranium conversion services facility for the production of UO3 located at Blind River, Ontario;

“Business Day” means a day other than a Saturday or Sunday on which banks are open for business in Saskatoon;

“Certified Resolution” means a copy of a resolution certified by the Secretary of the Company to have been duly passed by the directors and to be in full force and effect on the date of such certification;

“Cdn. GAAP” means generally accepted accounting principles applied in Canada as prescribed by the Canadian Institute of Chartered Accountants from time to time;

“Cigar Lake Project” means the development, construction and operation of an underground uranium mine located at Cigar Lake, Saskatchewan;

“Company” means Cameco Corporation and, subject to the provisions of Article 9, also includes its successors and assigns;

“Company’s Auditors” means the auditors of the Company at the date hereof, or any other independent firm of chartered accountants duly appointed as auditors of the Company;

“Company’s Proportionate Share of Funded Debt of Restricted Subsidiaries” means, in respect of Funded Debt of Restricted Subsidiaries, the portion of such Funded Debt representing the percentage of such Funded Debt which is equal to the Company’s or, as applicable, its Subsidiary’s percentage of all the ownership interests in such Restricted Subsidiaries, provided that the following shall not be included in the calculation of the Company’s Proportionate Share of Funded Debt of Restricted Subsidiaries:

(a)	inter-company Funded Debt owing to the Company or one or more Restricted Subsidiaries;

(b)	Acquired Restricted Subsidiary Funded Debt;

(c)	Funded Debt of a Restricted Subsidiary, provided that such Restricted Subsidiary shall have, at the time of the creation, assumption, incurrence or becoming obligated in respect of such Funded Debt, executed and delivered to the Trustee, for the benefit of all Debentureholders, a guarantee by the Restricted Subsidiary in such form as is acceptable to the Trustee, together with such officer’s certificates, board resolutions and legal opinions as the Trustee may reasonably request.

“Consolidated Subsidiary” means, for any person, each Subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or are required to have been) consolidated with the financial statements of such person in accordance with Cdn. GAAP;

“Counsel” means any barrister or solicitor or firm of barristers or solicitors retained by the Trustee or retained by the Company and acceptable to the Trustee;

“Debentures” means the Debentures to be issued under this Indenture as provided in Article 2 hereof;

“Debentureholders” or “holders” means the persons for the time being entered on the registers hereinafter mentioned as Debentureholders;

“Depository” means, with respect to any series of the Debentures issuable or issued in the form of one or more global Debentures, the person designated as a depository by the Company pursuant to Section 2.2 until a successor Depository shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depository” shall mean each person who is then a Depository hereunder, and if at any time there is more than one such person, “Depository” as used with respect to any series of the Debentures shall mean the Depository with respect to the global Debenture of such series;

“director” means a director of the Company, and reference without more to action by the directors means action by the directors as a board, or, whenever duly empowered, by the executive committee of the board;

“Environmental Laws” means all laws, statutes, codes, ordinances, orders, decrees, rules, regulations, guidelines, standards, judgements or instruments, in each case having the force of law, of any authority having jurisdiction relating in whole or in part to the environment or its protection;

“Event of Default” has the meaning ascribed thereto in Section 6.1;

“Extraordinary Resolution” has the meaning ascribed thereto in Section 13.12;

“Funded Debt” means, as at any date and for any Restricted Subsidiary, the amount calculated as follows (determined without duplication in accordance with Cdn. GAAP): (a) Indebtedness less (b) liabilities up to a maximum amount of $100 million in respect of letters of credit (or similar instruments) required under Environmental Laws for the cleanup, remediation, restoration, reclamation or decommissioning of assets or properties or similar activities where no demand or claim has been made under such letters of credit or other instruments less (c) all cash on hand and marketable securities and without duplication, cash on hand and marketable securities related to Guaranteed Indebtedness;

“Government Authority” means any nation or government, any province, state, municipality or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government;

“Guarantee” shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor’s obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another person, but excluding (i) endorsements for collection or deposit in the ordinary course of business and (ii) causing a bank or other financial institution to issue (a) a documentary letter of credit providing for payment in a trade transaction entered into in the ordinary course of business or (b) a letter of credit constituting the substantial functional equivalent of a reclamation bond. The terms “Guarantee” and “Guaranteed” used as a verb or an adjective shall have a correlative meaning.

“Hedge Agreement” means any swap agreement, cap agreement, collar agreement, futures contract, forward contract or similar agreement or arrangement designed to protect against or mitigate the effect of fluctuations in interest rates, foreign exchange or prices of precious metals or other commodities. For greater certainty, sale agreements of uranium entered into in the ordinary course of business by the Company or any of its Subsidiaries shall not constitute Hedge Agreements even though such sale agreements may include certain incidental hedging features. The amount of any Indebtedness of any person under any Hedge Agreement shall be deemed to be an amount (not less than zero) equal to the amount that such person would be required to pay as a liquidation or termination payment under such Hedge Agreement if such Hedge Agreement were liquidated or terminated at the time of determination, giving effect to all netting arrangements between such person and the counterparty to such Hedge Agreement that are enforceable in a bankruptcy or similar proceeding for such person or such counterparty and under all other circumstances;

“Indebtedness” means in respect of any person, without duplication, ail items of indebtedness of any such person created, issued or assumed for any amounts borrowed and all Purchase Money Obligations which, in accordance with Cdn. GAAP, would be recorded in the financial statements of such person as at the date as of which Indebtedness is to be determined, and in any event including, to the extent not otherwise included:

(a)	obligations secured by any Lien existing on Property owned by such person subject to such Lien, whether or not the obligations secured thereby shall have been assumed; and

(b)	guarantees, indemnities, endorsements (other than endorsements for collection in the ordinary course of business) or other contingent liabilities of such person in respect of obligations of another person or indebtedness of that other person, but only to the extent so guaranteed, indemnified or endorsed, excluding, however, with respect to Purchase Money Obligations, obligations of any person to pay trade accounts payable, payments in kind and accrued expenses incurred in the ordinary course of business, so long as the trade accounts payable and accrued expenses are payable within 180 days. In the case of Indebtedness of others secured by a Lien on the property of, but not assumed by, any person, the amount of such Indebtedness shall be limited to the lesser of (i) the amount thereof and (ii) the fair market value of the affected property;

“Interest Payment Date” means a date specified in a Debenture as the date on which an installment of interest on such Debenture shall become due and payable;

“Key Lake Mine” means an open pit high grade uranium mine located at Key Lake, Saskatchewan;

“Kumtor Escrow Agreement” means the Escrow and Security Agreement among the Company, European Bank for Reconstruction and Development, Export Development Corporation, International Finance Corporation and Chemical Bank (now known as The Chase Manhattan Bank), as escrow and security agent, dated as of June 28, 1995, as such agreement may be amended, modified, supplemented or restated from time to time;

“Kumtor Gold” means Kumtor Gold Company, a joint stock company of the closed type established under the laws of Kyrgyzstan;

“Kumtor Guaranty Agreement” means the Guaranty Agreement dated as of June 28, 1995 between the Company and The Chase Manhattan Bank, in its capacity as trustee, as such agreement may be amended, modified, supplemented or restated from time to time;

“Lien” means any mortgage, lien, pledge, hypothecation, assignment, charge, security interest, royalty or encumbrance of any kind created, incurred or assumed in order to secure payment of Indebtedness. For purposes of this Agreement, a person shall be deemed to own subject to a Lien any Property that it holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property;

“McArthur River Project” means the development, construction and operation of an underground uranium mine located at McArthur River, Saskatchewan;

“Non-Recourse Debt” means any Indebtedness incurred in whole or in part to finance the creation, exploration, exploitation, development, construction, operation or acquisition of assets and any increases in or extensions, renewals or refunding of any such Indebtedness, provided that the recourse of the lender thereof or any agent, trustee, receiver or other person acting on behalf of the lender in respect of such Indebtedness or any judgement in respect thereof is limited (other than in respect of false or misleading representations or warranties) to the Property created, explored, exploited, developed, constructed, operated or acquired in respect of which such Indebtedness has been incurred and to any receivables, inventory, equipment, chattel paper, intangibles and other rights or collateral connected with the Property created, explored, exploited, developed, constructed, operated or acquired (and includes the shares of any Subsidiary of the Company whose Property in whole or in part consist of the Property referred to in this definition) and to which the lender has recourse (collectively, the “Non-Recourse Properties”);

“Officers’ Certificate” means a certificate of the Company signed by any two of the Chief Executive Officer, an Executive Vice-President, the Chief Financial Officer, the Treasurer or the Secretary of the Company in their capacities as officers of the Company and not in their personal capacities;

“Periodic Offering” means an offering of a series of Debentures from time to time, the specific terms of which Debentures, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company upon the issuance of such Debentures from time to time;

“Permitted Encumbrance” means any of the following:

(a)	any Lien created, incurred or assumed by the Company or any Restricted Subsidiary or otherwise in existence as of the date of the first issuance by the Company of Debentures issued pursuant to this Indenture, or arising thereafter pursuant to contractual commitments entered into prior to such issuance;

(b)	any Lien arising under the Kumtor Escrow Agreement or the Kumtor Guaranty Agreement;

(c)	any Lien imposed by any Government Authority for taxes, assessments or charges not yet due or if due, that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the affected Restricted Subsidiary, as the case may be, in accordance with Cdn. GAAP;

(d)	any carrier’s, warehousemen’s, mechanics, construction, materialmen’s, repairmen’s or other like Lien arising in the ordinary course of business provided that the obligations secured by such Lien are not overdue for a period of more than 30 days or are being contested in good faith by appropriate proceedings;

(e)	any Lien securing court proceedings or judgments for an amount and for a period not resulting in an Event of Default and deposits in connection with any appeal, review or contestation thereof;

(f)	any Lien, trust or deposit under worker’s compensation, unemployment insurance and other similar statutory obligations;

(g)	any Lien or deposit to secure the performance of bids, trade contracts (other than Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h)	any Lien giving security on any Property in favour of a Government Authority within or outside Canada or any political subdivision, department, agency or instrumentality thereof or any public utility to secure the performance of any covenant or obligation to or in favour of or entered into at the request of any such authorities where such security is required pursuant to any contract, statute, order or regulation;

(i)	any Lien on Property of a corporation, which Lien exists at the time such corporation is merged into, or amalgamated or consolidated with the Company or a Restricted Subsidiary, provided that such Lien is in existence at the time of such amalgamation, merger or consolidation, was not created in anticipation thereof and is confined solely to such Property;

(j)	any Lien on Property prior to the acquisition thereof by the Company or a Restricted Subsidiary, provided that any such Lien was not created in anticipation thereof and is confined solely to such Property;

(k)	any Lien to secure obligations under Hedge Agreements entered into in the ordinary course of business;

(1)	any Lien on existing Property of a corporation when it becomes a Restricted Subsidiary;

(m)	any Lien upon Property of any Restricted Subsidiary to secure Indebtedness owing by such Restricted Subsidiary to the Company or any other Subsidiary;

(n)	any Lien created, incurred or assumed to secure any Purchase Money Obligation;

(o)	any Lien consisting of royalties payable with respect to, and other usual grantors’ / lessors’ rights on, any real property, mining claims or other mineral interest created as part of the acquisition (whether of freehold or leasehold interests) thereof or existing on the date of such acquisition;

(p)	any Lien in favour of a party (a “JV Partner”) to a joint venture agreement, joint development agreement, co-ownership agreement, operating agreement, shareholders’ agreement or other similar agreement to which the Company or a Restricted Subsidiary is a party or in favour of any operator or similar party under any such agreement which Lien secures the obligations of the Company or a Restricted Subsidiary under such agreements, including, without limitation, any obligation of the Company or a Restricted Subsidiary to reimburse such JV Partner or such operator or other person for the Company’s or a Restricted Subsidiary’s share of the expenses of developing or conducting operations for the recovery, storage, treatment, transportation, crushing, milling, refinement, marketing or sale of any mineral resource, including without limitation, uranium, gold, or other precious metals, to the extent that such obligations so secured relate to the joint venture that is the subject of such agreement;

(q)	all rights reserved to or vested in any Government Authority by the terms of any lease, license, franchise, grant or permit held by the Company or a Restricted Subsidiary, or by any statutory provision, to distrain against or to obtain a charge on any Property of the Company or a Restricted Subsidiary in the event of failure to make any periodic payment or deposit for reclamation, decommissioning or similar expenses as a condition of the continuance of such lease, license, franchise or permit;

(r)	any Lien on inventory granted in the ordinary course of business securing loans of such inventory and exchanges of such inventory (excluding any Liens securing Indebtedness) entered into in the ordinary course of business;

(s)	any zoning restriction, statutory exception to title, easement, right of way, servitude, lease or other similar encumbrance or privilege in respect of real property, which does not materially detract from the value of the Company taken as a whole;

(t)	any Lien created, incurred or assumed to secure any Non-Recourse Debt of the Company or a Restricted Subsidiary on any Property other than a Principal Property;

(u)	any Lien on current assets (as determined in accordance with Cdn. GAAP) securing any Indebtedness of the Company to any bank or banks or other financial institution or institutions incurred in the ordinary course of business and for the purpose of carrying on the same, repayable on demand or maturing within 12 months of the date when such Indebtedness is incurred or the date of any renewal, extension or replacement thereof;

(v)	any Lien or right of distress reserved in or exercisable under any lease, sublease or license for rent and for compliance with the terms of such lease, sublease or license arising in the ordinary course of business and not securing any Indebtedness with respect to amounts delinquent;

(w)	the extension, renewal or refinancing of any Lien permitted pursuant to the foregoing, provided that the amount secured thereby does not exceed the amount secured immediately prior to such extension, renewal or refinancing;

(x)	operating leases entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(y)	capital leases entered into by the Company or any Restricted Subsidiary in the ordinary course of business; or

(z)	any other Lien not permitted under clauses (a) through (y) hereof, provided that the aggregate amount of Indebtedness secured by all Liens permitted pursuant to this provision (z) does not exceed 10% of Shareholders’ Equity;

“Permitted Subsidiary Transaction” means, in respect of any Subsidiary, any transaction of merger, consolidation, amalgamation or reorganization of such Subsidiary with the Company or any Subsidiary or Subsidiaries (but not any other person) or any liquidation, winding-up or dissolution of such Subsidiary as part of any merger, consolidation, amalgamation or reorganization with the Company or any Subsidiary or Subsidiaries (but not any other person) and any default in payment of, or non-payment of, or forgiveness in repayment of, any principal or interest on any Indebtedness of a Subsidiary to the Company or to another Subsidiary, and shall include the taking of steps and actions and the enforcement of remedies in respect of Indebtedness of such Subsidiary and any security or agreements in respect thereof in connection with such merger, consolidation, amalgamation, reorganization, liquidation, winding-up or dissolution;

“person” means an individual, a corporation, a partnership, an association, a trust, an unincorporated organization, a joint venture, a Government Authority or other entity of whatever nature;

“Port Hope Facility” means a uranium conversion services facility for the production of UF6 and UO2 located at Port Hope, Ontario;

“Principal Property” means any current or future mineral property or mining right or manufacturing or processing plant, building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, in respect of the assets or investments of the Company or any Subsidiary in any of the Blind River Refinery, the Cigar Lake Project, the Key Lake Mine, the McArthur River Project, the Port Hope Facility and the Rabbit Lake Mine and shall include the shares or other securities issued by any Restricted Subsidiary as well as any claims or rights of the Company or any Restricted Subsidiary against any Restricted Subsidiary;

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible;

“Purchase Money Obligation” means any monetary obligation created or assumed in connection with the acquisition, purchase, construction, development, extension or improvement of any Property (including but not limited to the purchase of any assets, shares or any ownership interest in any person), together with any extensions, renewals, replacements or refundings of any such obligations, provided that: (i) any Lien securing such obligations covers only such Property; (ii) such Lien secures no more than the purchase price or other consideration paid for or the costs of construction, development, extension or improvement of such Property; and (iii) the principal amount of such obligation outstanding on the date of any such extension, renewal, replacement or refunding is not increased;

“Rabbit Lake Mine” means an underground uranium mine located at Rabbit Lake, Saskatchewan;

“Restricted Subsidiary” means any Subsidiary that owns or leases an interest in a Principal Property or invests in, lends money to, or otherwise owns or holds shares or other securities issued by, one or more Restricted Subsidiaries;

“Shareholders’ Equity” shall, with respect to the Company and its Consolidated Subsidiaries, be determined in accordance with Cdn. GAAP;

“Subsidiary” means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned or controlled (within the meaning of the Act, as such statute is in effect on the date hereof) by the Company (for greater certainty, Kumtor Gold and, in the event of the closing of the transaction presently agreed to with Cogema Resources Inc. pursuant to which the Company’s voting interest in UEM, Inc. is reduced to 50% and for as long as the Company’s voting interest in UEM, Inc. thereafter remains at 50% or less , UEM, Inc. are not and shall not be deemed to be Subsidiaries);

“Trustee” means CIBC Mellon Trust Company or any successor trustee under Article 11 hereof;

“The Indenture”, “this Indenture”, “this Trust Indenture”, “hereto”, “herein”, “hereof, “hereby”, “hereunder” and similar expressions refer to this indenture and not to any particular Article, Section or other portion hereof, and include any and every instrument supplemental or ancillary hereto and references to Articles and Sections are to articles and sections of this Indenture;

“Wholly-Owned Subsidiary” means any corporation of which the Company beneficially owns, directly or indirectly, all of the shares and a corporation shall be deemed to beneficially own shares beneficially owned by a Wholly-Owned Subsidiary and so on indefinitely; and

“Written Order” of or by the Company means a written order signed in the name of the Company by any two of the Chief Executive Officer, Executive Vice-President, Chief Financial Officer, Treasurer and Secretary of the Company.

Words importing the singular number only include the plural and vice versa, words importing any gender include any other gender.

1.1	Meaning of “Outstanding”

Every Debenture certified and delivered by the Trustee hereunder shall be deemed to be outstanding until it is cancelled or delivered to the Trustee for cancellation or money for the payment thereof has been set aside pursuant to Article 8, provided that:

(a)	if a new Debenture has been issued in substitution for a Debenture that has been mutilated, lost, stolen or destroyed, only one of such Debentures shall be counted for the purpose of determining the aggregate principal amount of Debentures outstanding;

(b)	Debentures that have been partially redeemed, purchased or converted shall be deemed to be outstanding only to the extent of the unredeemed, unpurchased or unconverted part of the principal amount thereof; and

(c)	for the purpose of any provision of this Indenture entitling holders of outstanding Debentures to vote, sign consents, requisitions or other instruments or take any action under this Indenture or to constitute a quorum at any meeting of Debentureholders, Debentures owned directly or indirectly by the Company, a Subsidiary or any affiliate of the Company (as defined in the Act), shall be disregarded, except that:

(i)	for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, requisition or other instrument or action or on the holders of Debentures present or represented at any meeting of Debentureholders, only the Debentures which the Trustee knows are so owned shall be so disregarded; and

(ii)	Debentures so owned that have been pledged in good faith other than to the Company, a Subsidiary or an affiliate of the Company (as defined in the Act) shall not be disregarded if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote, sign consents, requisitions or other instruments or take such other actions free from the control of the Company, a Subsidiary or any affiliate of the Company (as defined in the Act).

1.2	Non-Business Days

Whenever any payment to be made hereunder shall be stated to be due or any other action to be taken hereunder shall be stated to be required to be taken on a day other than a Business Day, such payment shall be made or action taken on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that with respect to any payment due, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Any payment made after 4:00 p.m. (Saskatoon time) on a Business Day shall be deemed to be made on the next following Business Day.

1.3	Currency

All references to currency herein are to lawful money of Canada, unless otherwise stated.

1.4	Headings

The headings of all the Articles and Sections hereof and the table of contents are inserted for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

1.5	Statute References

Any reference in this Indenture to any Act or statute or section thereof shall be deemed to be a reference to such Act or statute or section as amended or re-enacted from time to time.

1.6	Invalidity of Provisions

Each of the provisions contained in this Indenture or the Debentures is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof or thereof.

1.7	Applicable Law

This Indenture and the Debentures shall be governed by and construed in accordance with the laws of the Province of Saskatchewan and the laws of Canada applicable therein and shall be treated in all respects as Saskatchewan contracts.

1.8	Language Clause

Les parties aux présentes ont exigé que la présente convention ainsi que tous les document et avis qui s’y rattachent et/ou qui en découleront soient rédigés en langue anglaise. The parties hereto have required that this Indenture and all documents and notices related thereto and/or resulting therefrom be drawn up in English.

In the event of any contradiction, discrepancy or difference between the English language version and the French language version of the text, if any, of the form of the Debentures, the English language version of the text shall govern.

1.9	Accounting Terms

All accounting terms not defined in this Indenture shall be interpreted in accordance with Cdn. GAAP applied on a basis consistent with the Company’s audited financial statements.

ARTICLE 2: THE DEBENTURES

2.1	Limit of Debentures

The aggregate principal amount of Debentures which may be certified and delivered under this Indenture is unlimited, but Debentures may be issued only upon and subject to the conditions and limitations herein set forth.

2.2	Terms of Debentures of any Series

The Debentures may be issued in one or more series subject to compliance with the provisions and conditions hereinafter set forth. There shall be established herein or in or pursuant to one or more resolutions of the directors (and to the extent established pursuant to rather than set forth in a resolution of the directors, in an Officers’ Certificate detailing such establishment) or established in one or more indentures supplemental hereto, prior to the initial issuance of any particular series of Debentures:

(a)	the designation of the series of the Debentures (which need not include the term “Debentures”), which shall distinguish the series of the Debentures from all other series of the Debentures;

(b)	any limit upon the aggregate principal amount of the series of the Debentures that may be certified and delivered under such supplemental Indenture (except for Debentures certified and delivered upon registration of, transfer of, amendment of, or in exchange for, or in lieu of, other series of the Debentures pursuant to Sections 2.8, 2.9, 3.1, 3.2, 3.3, 3.4 or 3.7, or Debentures that are re-issued pursuant to Section 2.10);

(c)	the date or dates on which the principal and any premium of the series of the Debentures is payable;

(d)	the rate or rates at which the series of the Debentures shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and on which a record, if any, shall be taken for the determination of holders to whom such interest shall be payable and/or the method or methods by which such rate or rates or date or dates shall be determined;

(e)	the place or places where the principal of and any interest on the series of the Debentures shall be payable or where any series of the Debentures may be surrendered for registration of transfer or exchange;

(f)	the right, if any, of the Company to redeem the series of the Debentures, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which, the series of the Debentures may be so redeemed, pursuant to any sinking fund or otherwise;

(g)	the obligation, if any, of the Company to redeem, purchase or repay the series of the Debentures pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which, the date or dates on which, and any terms and conditions upon which, the series of the Debentures shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

(h)	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the series of the Debentures shall be issuable;

(i)	any trustees, depositories, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the series of the Debentures;

(j)	any additional events of default or covenants with respect to the series of the Debentures;

(k)	whether and under what circumstances the series of the Debentures will be convertible into or exchangeable for securities of the Company or any other person;

(l)	the form and terms of the series of the Debentures, including, without limitation, if the series of the Debentures shall be in registered or unregistered form;

(m)	if applicable, that the series of the Debentures shall be issuable in whole or in part as one or more global Debentures and, in such case, the Depository or Depositories for such global Debentures in whose name the global Debentures will be registered, and any circumstances other than or in addition to those set forth in Section 2.5 or 3.2 or those applicable with respect to any specific series of Debentures, as the case may be, in which any such global Debenture may be exchanged for coupon Debentures or fully registered Debentures, or transferred to and registered in the name of a person other than the Depository for such global Debentures or a nominee thereof;

(n)	if other than Canadian currency, the currency in which the series of the Debentures are issuable; and

(o)	any other terms of the series of the Debentures (which terms shall not be inconsistent with the provisions of this Indenture).

All Debentures of any one series shall be substantially identical, except as may otherwise be established herein or by or pursuant to a resolution of the directors, in an Officers’ Certificate, or in an indenture supplemental hereto. All Debentures of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of the Indenture, if so provided herein, by or pursuant to such resolution of the directors, in an Officers’ Certificate, or in an indenture supplemental hereto.

2.3	Form of Debentures

Each series of Debentures shall be substantially in such form or forms (not inconsistent with this Indenture) as shall be established herein or by or pursuant to one or more resolutions of the directors (as set forth in a resolution of the directors or to the extent established pursuant to rather than set forth in a resolution of the directors, in an Officers’ Certificate detailing such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform to general usage, all as may be determined by the officers executing such Debentures, as conclusively evidenced by their execution of such Debentures.

2.4	Certification and Delivery of Debentures

The Company may from time to time request the Trustee to certify and deliver Debentures of any series by delivering to the Trustee the documents referred to below in this Section 2.4 whereupon the Trustee shall certify such Debentures and cause the same to be delivered in accordance with the Written Order of the Company referred to in this Section 2.4 or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by a Written Order of the Company. The maturity date, issue date, interest rate (if any) and any other terms of the series of the Debentures shall be set forth in or determined by or pursuant to such Written Order of the Company and procedures. If provided for in such procedures, such Written Order of the Company may authorize certification and delivery pursuant to written instructions from the Company. In certifying such Debentures the Trustee shall be entitled to receive and shall be fully protected in acting and relying upon, unless and until such documents have been superseded or revoked:

(a)	a Certified Resolution, Officers’ Certificate and/or executed supplemental indenture in form and terms approved by Counsel by or pursuant to which the form and terms of such Debentures were established and providing for their issuance;

(b)	a Written Order of the Company requesting certification and delivery of such Debentures and setting forth delivery instructions, provided that, with respect to a series of Debentures subject to a Periodic Offering:

(i)	such Written Order of the Company may be delivered by the Company to the Trustee prior to the delivery to the Trustee of such series of Debentures for certification and delivery,

(ii)	the Trustee shall certify and deliver Debentures of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount, if any, established for such series, pursuant to a Written Order of the Company or pursuant to procedures acceptable to the Trustee as may be specified from time to time by a Written Order of the Company,

(iii)	the maturity date or dates, issue date or dates, interest rate or rates (if any) and any other terms of such series of Debentures shall be determined by a Written Order of the Company or pursuant to such procedures, and

(iv)	if provided for in such procedures, such Written Order of the Company may authorize certification and delivery pursuant to written instructions from the Company;

(c)	an opinion of Counsel that all requirements imposed by this Indenture or by law in connection with the proposed issue of Debentures have been complied with, subject to the delivery of certain documents or instruments specified in such opinion; and

(d)	an Officers’ Certificate certifying that the Company is not in default under this Indenture, that the terms and conditions for the certification and delivery of Debentures (including those set forth in Section 10.4) have been complied with subject to the delivery of any documents or instruments specified in such Officers’ Certificate and that no Event of Default will exist upon such certification or delivery.

2.5	Issue of Global Debenture

The Company may specify that a series of Debentures are to be issued in whole or in part as one or more global Debentures registered in the name of a Depository, or its nominee, designated by the Company in the Written Order of the Company delivered to the Trustee at the time of issue of such Debentures.

Each Depository designated for a global Debenture must, at the time of its designation and at all times while it serves as such Depository, be a clearing agency registered or designated under the securities legislation of the jurisdiction applicable to the issue of such Debentures, and under any other applicable legislation to the extent that such registration or designation is required by such legislation.

2.6	Execution of Debentures

All Debentures shall be signed (either manually or by facsimile signatures) by any two authorized officers of the Company holding office at the time of signing and any coupons shall be signed by any one of the said officers. A facsimile signature upon a Debenture or a coupon shall for all purposes of this Indenture be deemed to be the signature of the person whose signature it purports to be. Notwithstanding that any person whose signature, either manual or in facsimile, appears on a Debenture or a coupon as one of such officers may no longer hold such office at the date of the Debenture or coupon or at the date of the certification and delivery thereof, such Debenture or coupon shall be valid and binding upon the Company and entitled the holder to the benefits of this Indenture.

2.7	Certification

(1)	No Debenture shall be issued or, if issued, shall be obligatory or entitle the holder to the benefit hereof until it has been certified by or on behalf of the Trustee in the form set out in the Debenture or in some other form approved by the Trustee. Such certificate on any Debenture shall be conclusive evidence that such Debenture has been duly issued and is a valid obligation of the Company and that the holder is entitled to the benefits of this Indenture.

(2)	The certificate of the Trustee on Debentures shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Debentures (except the due certification thereof and any other warranties implied by law) and the Trustee shall in no respect be liable or answerable for the use made of any Debenture or proceeds thereof or as to the performance by the Company of its obligations under this Indenture.

2.8	Interim Debentures or Certificates

Pending the delivery of definitive Debentures of any series to the Trustee, the Company may issue and the Trustee certify in lieu thereof interim Debentures, with or without coupons, in such forms and in such denominations and signed in such manner as provided herein, entitling the holders thereof to definitive Debentures of the series when the same are ready for delivery; or the Company may execute and the Trustee may certify a temporary Debenture for the whole principal amount of Debentures of the series then authorized to be issued hereunder and deliver the same to the Trustee and thereupon the Trustee may issue its own interim certificates in such form and in such amounts, not exceeding in the aggregate the principal amount of the temporary Debenture so delivered to it, as the Company and the Trustee may approve entitling the holders thereof to definitive Debentures of the series when the same are ready for delivery; and, when so issued and certified, such interim or temporary Debentures or interim certificates shall, for all purposes but without duplication, rank in respect of this Indenture equally with Debentures duly issued hereunder and, pending the exchange thereof for definitive Debentures, the holders of the interim or temporary Debentures or interim certificates shall be deemed without duplication to be Debentureholders and entitled to the benefit of this Indenture to the same extent and in the same manner as though the said exchange had actually been made. Forthwith after the Company shall have delivered the definitive Debentures to the Trustee, the Trustee shall cancel such temporary Debenture, if any, and shall call in for exchange all interim Debentures or certificates that shall have been issued and forthwith after such exchange shall cancel the same together with all unmatured coupons, if any, appertaining thereto. No charge shall be made by the Company or the Trustee to the holders of such interim Debentures or certificates for the exchange thereof. All interest paid upon interim or temporary Debentures or interim certificates without coupons shall be noted thereon as a condition precedent to such payment unless paid by cheque to the registered holders thereof.

2.9	Issue of Substitutional Debentures

In case any of the Debentures issued and certified hereunder or coupons appertaining thereto shall become mutilated or be lost, destroyed or stolen, the Company in its discretion may issue, and thereupon the Trustee shall certify and deliver, a new Debenture or coupon of like date or tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Debenture or coupon or in lieu of and in substitution for such lost, destroyed or stolen Debenture or coupon and the substituted Debenture or coupon shall be in a form approved by the Trustee and the holder shall be entitled to the benefit of this Indenture and rank equally with all other Debentures issued or to be issued hereunder. In case of loss, destruction or theft an applicant for a substituted Debenture or coupon shall, as a condition precedent to the issue thereof, furnish to the Company and to the Trustee such evidence of ownership and of the loss, destruction or theft of the Debenture or coupon so lost, destroyed or stolen as shall be satisfactory to the Company and to the Trustee in their discretion and such applicant shall also be required to furnish indemnity in amount and form satisfactory to them in their discretion, and shall pay the reasonable charges of the Company and the Trustee in connection therewith.

2.10	Pledge and Re-Issue of Debentures

Provided the Company is not at the time in default hereunder, all or any of the Debentures may be pledged, hypothecated or charged from time to time by the Company as security for advances or loans to or for Indebtedness or other obligations of the Company, provided that the principal amount of the advances, loans, Indebtedness or other obligations so secured is initially not less than one hundred per cent (100%) of the principal amount of Debentures so pledged, hypothecated or charged in respect thereof, and, when redelivered to the Company or its nominees on or without payment, satisfaction, release or discharge in whole or in part of any such advances, loans, Indebtedness or obligations, together with all or any of the Debentures which pursuant to any provision of the Debentures may be purchased in the market or by tender or by private contract, may be held by the Company for such period or periods as it deems expedient and shall (except when acquired pursuant to any provision of the Debentures or of this Indenture or pursuant to a resolution of the directors which provision or resolution requires cancellation and retirement of such Debentures so acquired) while the Company remains in possession thereof be treated as unissued Debentures and accordingly may be issued or re-issued, pledged or charged, sold or otherwise disposed of as and when the Company may think fit, and all such Debentures so issued, re-issued or pledged or charged, sold or otherwise disposed of before but not after the respective dates of maturity thereof shall, subject to the provisions of Section 1.2, continue to be entitled, as upon their original issue, to the benefit of all the terms, conditions, rights, priorities and privileges hereby attached to or conferred on Debentures issued hereunder.

2.11	Commencement of Interest

(1)	Coupon Debentures shall bear interest from their date of issuance. The coupons, if any, matured at the date of delivery by the Trustee of any coupon Debentures shall be detached therefrom and cancelled before delivery, unless such Debenture is being issued in exchange or in substitution for another Debenture (whether in interim or definitive form) and such matured coupons represent unpaid interest to which the holder of such exchanged or substituted Debenture is entitled.

(2)	All fully registered Debentures issued hereunder, whether originally or upon exchange or in substitution for previously issued Debentures, shall bear interest from their date or from the last Interest Payment Date to which interest shall have been paid or made available for payment on the outstanding Debentures of the same series and date of maturity, whichever shall be the later, or, in respect of Debentures subject to a Periodic Offering, from their date or from the last Interest Payment Date to which interest shall have been paid or made available for payment on such Debentures.

(3)	Unless otherwise specifically provided in the terms of any series of Debentures, interest for any period of less than six months shall be computed on the basis of a year of 365 days. With respect to any series of Debentures, whenever interest is computed on a basis of a year (the “deemed year”) which contains fewer than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

2.12	Debentures to Rank Pari Passu

All Debentures shall rank pari passu without discrimination, preference or priority, whatever may be the actual date or terms of the issue of the same respectively, save only as to sinking fund, purchase fund, amortization fund or analogous provisions (if any) applicable to different series and to the provisions of Section 5.3.

2.13	Prescription

Any Debenture issued hereunder shall become void unless presented for payment within a period of 20 years from such Debenture’s maturity date.

ARTICLE 3: REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP

3.1	Fully Registered Debentures

(1)	With respect to each series of Debentures issuable as fully registered Debentures, the Company shall cause to be kept by and at the principal office of the Trustee in Winnipeg and by the Trustee or such other registrar as the Company, with the approval of the Trustee, may appoint at such other place or places, if any, as may be specified in the series of such Debentures or as the Company may designate with the approval of the Trustee, a register in which shall be entered the names and addresses of the holders of fully registered Debentures and particulars of the Debentures held by them respectively and of all transfers of fully registered Debentures. Such registration shall be noted on the Debentures by the Trustee or other registrar unless a new Debenture shall be issued upon such transfer.

(2)	No transfer of a fully registered Debenture shall be valid unless made on such register upon the surrender to the Trustee of the Debenture certificate duly endorsed by the registered holder or the holder’s executors, administrators or other legal representatives or any attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee or other registrar upon compliance with such reasonable requirements as the Trustee or other registrar may prescribe, nor unless the name or the transferee shall have been noted on the Debenture by the Trustee or other registrar.

3.2	Global Debentures

(1)

With respect to each series of Debentures issuable in whole or in part as one or more global Debentures, the Company shall cause to be kept by and at the principal office or the Trustee in Winnipeg and by the Trustee or such other registrar as the Company, with the approval of the Trustee, may appoint at such other place or places, if any, as the Company may designate with the approval of the Trustee, a register in which shall be entered the name and address of the holder of each such global Debenture (being the Depository, or its nominee, for such global Debenture) as holder thereof and particulars of the global Debenture held by it, and of all transfers thereof. If any Debentures of such series are at any time not global Debentures, the provision of Section 3.1 or 3.3, whichever are applicable, shall govern with respect to registrations and transfers of such Debentures.

(2)	Notwithstanding any other provision of this Article 3, a global Debenture may not be transferred by the registered holder thereof except in the following circumstances or as otherwise specified in the supplemental indenture relating to a particular series of Debentures;

(a)	a global Debenture may be transferred by a Depository to a nominee of such Depository or by a nominee of a Depository to such Depository or to another nominee of such Depository or by a Depository or its nominee to a successor Depository or its nominee;

(b)	a global Debenture may be transferred at any time after the Depository for such global Debenture (i) has notified the Company this it is unwilling or unable to continue as Depository for such global Debenture or (ii) ceases to be eligible to be a Depository under Section 2.5(2), provided that at the time of such transfer the Company has not appointed a successor Depository for such global Debenture;

(c)	a global Debenture may be transferred at any time after the Company has determined, in its sole discretion, to terminate the book-entry only registration system in respect of such global Debenture; and

(d)	a global Debenture may be transferred at any time after the Trustee has determined that an Event of Default has occurred and is continuing with respect to the Debentures of the series issued as a global Debenture, provided that at the time of such transfer the Trustee has not waived the Event of Default pursuant to Section 6.4.

3.3	Coupon Debentures

(1)	Coupon Debentures issued hereunder shall be negotiable and shall pass by delivery unless registered for the time being as hereinafter provided. Notwithstanding registration of coupon Debentures as to principal, the coupons when detached shall continue to be payable to bearer and pass by delivery.

(2)	With respect to each series of Debentures issuable in whole or in part as coupon Debentures registrable as to principal only, the Company shall cause to be kept by and at the principal office of the Trustee in Winnipeg and by the Trustee or such other registrar as the Company, with the approval of the Trustee, may appoint at such other place or places, if any, as may be specified in such series of the Debentures or as the Company may designate with the approval of the Trustee, a register in which holders of coupon Debentures of such series may register the same as to principal only and in which shall be entered the names and addresses of the holders of the Debentures so registered. Such registration shall be noted on the Debentures by the Trustee or other registrar.

(3)	After such registration of a coupon Debenture no transfer thereof shall be valid unless made on such register upon the surrender to the Trustee of the coupon Debenture certificate duly endorsed by the registered holder or the holder’s executors, administrators or other legal representatives or an attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee or other registrar upon compliance with such reasonable requirements as the Trustee or other registrar may prescribe, nor unless the name of the Transferee shall have been noted on the Debenture by the Trustee or other registrar; but any such Debenture may be discharged from registry by being transferred to bearer after which it shall again be transferable by delivery but may again from time to time be registered and discharged from registry.

3.4	Transferee Entitled to Registration

The transferee of a fully-registered or a principally-registered Debenture shall be entitled, after the surrender to the Trustee of the Debenture certificate and the appropriate form of transfer is lodged with the Trustee or other registrar and upon compliance with all applicable conditions of this Indenture and all requirements of any applicable law, to be entered on the register as the owner of such Debenture free from all equities or rights of set-off or counterclaim between the Company and the transferor or any previous holder of such Debenture, save in respect of equities of which the Company is required to take notice by statute or by order of a court of competent jurisdiction.

3.5	No Notice of Trusts

Neither the Company nor the Trustee nor any Debenture registrar shall be bound to take notice of or see to the execution of any trust, whether express, implied or constructive, in respect of any Debenture, and may transfer the same on the direction of the person registered as the holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

3.6	Registers Open for Inspection

The registers referred to in Sections 3.1 and 3.3 shall at all reasonable times be open for inspection by the Company, the Trustee or any Debentureholder. Every registrar, including the Trustee, shall from time to time when requested to do so in writing by the Company or by the Trustee furnish the Company or the Trustee, as the case may be, with a list of names and addresses of holders of registered Debentures entered on the register kept by them and showing the principal amount and serial numbers of the Debentures held by each such holder.

3.7	Exchanges of Debentures

(1)	Subject to Section 3.8, Debentures in any authorized form or denomination, other than global Debentures, may be exchanged for Debentures in any other authorized form or denomination, of the same series and date of maturity, bearing the same interest rate and of the same aggregate principal amount as the Debentures so exchanged.

(2)	Debentures of any series may be exchanged only at the principal office of the Trustee in the City of Winnipeg or at such other place or places, if any, as may be specified in the series of such Debentures and as such other place or places as may from time to time be designated by the Company with the approval of the Trustee. Any Debentures tendered for exchange shall be surrendered to the Trustee together with all unmatured coupons, if any, and all matured coupons, if any, in default pertaining thereto. The Company shall execute and the Trustee shall certify all Debentures necessary to carry out exchanges as aforesaid. All Debentures and coupons surrendered for exchange shall be cancelled.

(3)	Debentures issued in exchange for Debentures which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect.

3.8	Closing of Registers

(1)	Neither the Company nor the Trustee nor any registrar shall be required:

(a)	to make transfers or exchanges of fully registered Debentures on any Interest Payment Date for the Debentures or during the 10 preceding Business Days;

(b)	to make transfers or exchanges of any Debentures on the day of any selection by the Trustee of Debentures to be redeemed or during the 10 preceding Business Days; or

(c)	to make exchanges of any Debentures which will have been selected or called for redemption, unless upon due presentation thereof for redemption such Debentures shall not be redeemed.

(2)	Subject to any restriction herein provided, the Company with the approval of the Trustee may at any time close any register for any series of Debentures, other than that kept at the principal office of the Trustee in Winnipeg, and transfer the registration of any Debentures registered thereon to another register and thereafter such Debentures shall be deemed to be registered on such other register. Notice of such transfer shall be given to the holders of such Debentures.

3.9	Charges for Registration, Transfer and Exchange

For each Debenture exchanged, registered, transferred or discharged from registration the Trustee or other registrar, except as otherwise herein provide, may make a reasonable charge for its services and in addition may charge a reasonable sum for each new Debenture issued (such amounts to be agreed upon by the Trustee and the Company from time to time), and payment of such charges and reimbursement of the Trustee or other registrar for any stamp taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange, registration, transfer or discharge from registration as a condition precedent thereto. Notwithstanding the foregoing provisions, no charge shall be made to a Debentureholder hereunder:

(a)	for any exchange, registration, transfer or discharge from registration of any Debenture applied for within a period of two months from the date of the first delivery of Debentures of that series or, with respect to a Debenture subject to a Periodic Offering, within a period of two months from the date of delivery of any such Debenture; or

(b)	for any exchange after such period of fully registered Debentures in denominations in excess of $1,000 for Debentures in lesser denominations, in either coupon or fully registered form, provided that the Debentures surrendered for exchange shall not have been issued as a result of any previous exchange other than an exchange pursuant to the foregoing Section 3.9(a).

3.10	Ownership of Debentures and Coupons

(1)	Unless otherwise required by law, the person in whose name any registered Debenture is registered shall for all the purposes of this Indenture be and be deemed to be the owner thereof and payment of or on account of the principal of and premium, if any, on such Debenture and, in the case of a fully registered Debenture, interest thereon shall be made to such registered holder and such payment shall be good and sufficient discharge to the Company and the Trustee for the amount so paid. The Company and the Trustee may deem and treat the bearer of any unregistered Debenture and the bearer of any coupon, whether or not the Debenture from which it has been detached shall be registered as to principal, as the absolute owner of such Debenture or coupon, as the case may be, for all purposes and the Company and the Trustee shall not be affected by any notice to the contrary.

(2)	The registered holder for the time being of any registered Debenture and the bearer of any unregistered Debenture and the bearer of any coupon (except any coupon which shall be void by reason of the acceleration pursuant to Section 6.2 of the coupon Debenture to which it was annexed) shall be entitled to the principal, premium, if any, and/or interest evidenced by such instruments respectively free from all equities or rights of set-off or counterclaim between the Company and the original or any intermediate holder thereof and all persons may act accordingly and the receipt of any such registered holder or bearer, as the case may be, for any such principal, premium or interest shall be a good discharge to the Company and/or the Trustee for the same and neither the Company nor the Trustee shall be bound to inquire into the title of any such registered holder or bearer.

(3)	Where registered Debentures are registered in more than one name the principal moneys, premium, if any, and interest (in the case of fully registered Debentures) from time to time payable in respect thereof may be paid to the order of all such holders, failing written instructions from them to the contrary, and the receipt of any one of such holders therefor shall be a valid discharge to the Trustee and any Debenture registrar and to the Company.

3.11	Evidence of Ownership

Upon receipt of a certificate of any bank, trust company or other depository satisfactory to the Trustee stating that the unregistered Debentures and coupons specified therein have been deposited by a named person with such bank, trust company or other depository and will remain so deposited until the expiry of the period specified therein, the Company and the Trustee may treat the person so named as the owner, and such certificate as sufficient evidence of the ownership by such person during such period, of such Debentures and coupons, for the purpose of any requisition, direction, consent, instrument, proxy or other document to be made, signed or given by the holder of the Debentures so deposited.

ARTICLE 4: REDEMPTION AND PURCHASE OF DEBENTURES

4.1	Redemption

The Company shall have the right at its option to redeem either in whole at any time or in part from time to time before maturity any Debentures issued hereunder of any series which by their terms are made so redeemable (subject, however, to any applicable restriction on the redemption of the series of Debentures) at such rate or rates or premium, if any, and on such date or dates and in accordance with such other provisions as shall have been determined at the time of issue of such Debentures and as shall have been expressed in this Indenture, in the Debentures, in a resolution of the directors, in an Officers’ Certificate, or in a supplemental indenture authorizing or providing for the issue thereof.

4.2	Partial Redemption

If less than all the Debentures of any series for the time being outstanding are at any time to be redeemed, the Debentures so to be redeemed shall be selected by the Trustee (i) in the case of fully registered Debentures, on a pro rata basis to the nearest multiple of $1,000 in accordance with the principal amount of the Debentures registered in the name of each holder, or (ii) by lot in such manner as the Trustee may deem equitable. Unless otherwise specifically provided in the terms of any series of Debentures, no Debenture shall be redeemed in part unless the principal amount redeemed is $1,000 or a multiple thereof. For this purpose, the Trustee may make, and from time to time vary, regulations with respect to the manner in which such Debentures may be drawn for redemption and regulations so made shall be valid and binding upon all holders of such Debentures notwithstanding the fact that as a result thereof one or more of such Debentures may become subject to redemption in part only. In the event that one or more of such Debentures becomes subject to redemption in part only, upon surrender of any such Debentures for payment of the redemption price, the Company shall execute and the Trustee shall certify and deliver without charge to the holder thereof or upon the holder’s order one or more new Debentures for the unredeemed part of the principal amount of the Debenture or Debentures so surrendered. Unless the context otherwise requires, the terms “Debenture” or “Debentures” as used in this Article 4 shall be deemed to mean or include any part of the principal amount or any Debenture which in accordance with the foregoing provisions has become subject to redemption.

4.3	Notice of Redemption

Notice of redemption of any series of Debentures shall be given to the holders of the Debentures so to be redeemed not more than 60 days nor less than 30 days prior to the date fixed for redemption, in the manner provided in Article 12. Every such notice shall specify the aggregate principal amount of Debentures called for redemption, the redemption date, the redemption price and the places of payment and shall state that interest upon the principal amount of Debentures called for redemption shall cease to be payable from and after the redemption date. In addition, unless all the outstanding Debentures are to be redeemed, the notice of redemption shall specify:

(a)	in the case of a notice mailed to a registered Debentureholder, the distinguishing letters and number of the registered Debentures which are to be redeemed (or of such thereof as are registered in the name of such Debentureholder);

(b)	in the case of a published notice, the distinguishing letters and numbers of the Debentures which are to be redeemed or if such Debentures are selected by terminal digit or other similar system such particulars as may be sufficient to identify the Debentures so selected; and

(c)	in all cases, the principal amounts of such Debentures or, if any such Debenture is to be redeemed in part only, the principal amount of such part.

In the event that all Debentures to be redeemed are registered Debentures, publication shall not be required.

4.4	Debentures Due on Redemption Dates

Notice having been given as aforesaid, all the Debentures so called for redemption shall thereupon be and become due and payable at the redemption price, on the redemption date specified in such notice, in the same manner and with the same effect as if it were the date of maturity specified in such Debentures, anything therein or herein to the contrary notwithstanding, and from and after such redemption date, if the moneys necessary to redeem such Debentures shall have been deposited as provided in Section 4.5 and affidavits or other proof satisfactory to the Trustee as to the publication and/or mailing of such notices shall have been lodged with it, interest upon the Debentures shall cease and coupons for interest to accrue after the date upon the Debentures shall become and be void. If any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Trustee whose decision shall be final and binding upon all parties in interest.

4.5	Deposit of Redemption Moneys

Redemption of Debentures shall be provided for by the Company depositing with the Trustee or any paying agent to the order of the Trustee, at least two Business Days day prior to the redemption date specified in such notice, such sums as may be sufficient to pay the redemption price of the Debentures so called for redemption, including accrued interest thereon to the date of redemption. The Company shall also deposit with the Trustee a sum sufficient to pay any charges or expenses which may be incurred by the Trustee in connection with such redemption. Every such deposit shall be irrevocable. From the sums so deposited the Trustee shall pay or cause to be paid to the holders of such Debentures so called for redemption, upon surrender of such Debentures with the unmatured coupons, if any, appertaining thereto, the principal, premium, if any, and interest, if any to which they are respectively entitled on redemption. In the case of coupon Debentures the accrued interest as represented by coupons matured prior to, or on, the redemption date shall continue to be payable (but without interest thereon, unless the Company shall make default in the payment thereof upon demand) to the respective bearers of the coupons therefor upon presentation and surrender thereof.

4.6	Failure to Surrender Debentures Called for Redemption

In case the holder of any Debenture so called for redemption shall fail on or before the date specified for redemption so to surrender such holder’s Debenture and the unmatured coupons, if any, appertaining thereto, or shall not within such time accept payment of the redemption moneys payable in respect thereof or give such receipt therefor, if any, as the Trustee may require, such redemption moneys may be set aside in trust at such rate of interest as the depository may allow, either in the deposit department of the Trustee or in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the sum so set aside and, to that extent, the Debenture and such coupons, if any, shall thereafter not be considered as outstanding hereunder and the Debentureholder shall have no other right except to receive payment out of the moneys so paid and deposited upon surrender and delivery up of such holder’s Debenture and such coupons, if any, of the redemption price of such Debenture. Any interest allowed by the depository upon the money so set aside shall be payable to the Company. In the event that any money required to be deposited hereunder with the Trustee or any depository or paying agent on account of principal, premium, if any, or interest, if any, on Debentures issued hereunder shall remain so deposited for a period of six years, then such moneys, together with any accumulated interest thereon, shall at the end of such period be paid over by the Trustee or such depository or paying agent to the Company on its demand.

4.7	Cancellation of Debentures Redeemed

Subject to the provisions of Section 4.2 as to Debentures redeemed in part, all Debentures redeemed and paid under this Article 4 together with all unmatured coupons, if any appertaining thereto shall forthwith be delivered to the Trustee and cancelled and no Debentures shall be issued in substitution therefor.

4.8	Purchase of Debentures by the Company

Unless otherwise specifically provided with respect to a particular series of Debentures, the Company may if it is not at the time in default hereunder, at any time and at any price and from time to time, purchase Debentures in the open market (which shall include purchase from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by tender or by contract. All Debentures so purchased, together with any unmatured coupons appertaining thereto, may, at the option of the Company, be delivered to the Trustee and shall be cancelled and no Debentures shall be issued in substitution therefor.

ARTICLE 5: COVENANTS OF THE COMPANY

5.1	General Covenants

The Company hereby covenants with the Trustee that, so long as any Debentures remain outstanding:

(a)	Payment of Principal and Interest.

(i)	The Company will duly and punctually pay or cause to be paid to every holder of every Debenture issued hereunder the principal thereof, premium, if any, and interest accrued thereon, if any (including, in the case of default, interest at the rate specified therein on the amount in default), at the dates and places, in the currencies and in the manner mentioned herein and in such Debentures and in the coupons, if any, appertaining thereto. As interest becomes due on each fully registered Debenture (except at maturity or on redemption, when interest may at the option of the Company be paid upon surrender of such Debenture) the Company, either directly or through the Trustee or any agent of the Trustee, shall send or forward by prepaid ordinary mail, transfer of funds or such other means as may be agreed to by the Trustee, a cheque for or other payment of such interest (less any tax required to be withheld therefrom) payable to the order of the then registered holder of such Debenture and addressed to the holder at the holder’s last address appearing on the register, unless such holder otherwise directs.

(ii)	If payment is made by cheque such cheque shall be forwarded at least two days prior to each date on which interest becomes due and if payment is made by other means (such as transfer of funds), such payment shall be made in a manner whereby the holder receives credit for such payment on the date such interest on such Debenture becomes due. The mailing of such cheque or the making of such payment by other means shall, to the extent of the sum represented thereby, plus the amount of any tax withheld as aforesaid, satisfy and discharge all liability for interest on such Debenture, unless in the case of payment by cheque, such cheque be not paid at par on presentation at any one of the places where such interest is by the terms of such Debenture made payable. In the event of non-receipt of any cheque for payment of interest by the person to whom it is so sent as aforesaid, the Company will issue to such person a replacement cheque or other payment for a like amount upon being furnished with such evidence of non-receipt as it shall reasonably require and upon being indemnified to its satisfaction. Notwithstanding the foregoing, if the Company is prevented by circumstances beyond its control (including, without limitation, any interruption in mail service) from making payment of any interest due on each Debenture in the manner provided above, the Company may make payment of such interest or make such interest available for payment in any other manner acceptable to the Trustee with the same effect as though payment had been made in the manner provided above.

(b)	Corporate Existence, etc. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the Company will not dispose of all or substantially all of its undertaking or assets except in accordance with Article 9; and the Company will cause each of its Restricted Subsidiaries, if any, to do the like things as the Company has undertaken to do in this Section 5.1(b), subject to the same qualifications, provided, however, that nothing herein contained shall prevent the amalgamation, consolidation, merger, sale, winding-up, liquidation or cessation of operations of any such Restricted Subsidiary if, in the opinion of the Company, such action would be advisable and in the best interests of the Company.

(c)	Reporting Requirements. The Company will send to the Trustee one copy of each of the following for its records:

(i)	the consolidated annual financial statements of the Company including the report of the Company’s Auditors thereon; and

(ii)	the consolidated interim financial statements of the Company,

at the same time as they are furnished to its shareholders and at all reasonable times will furnish or cause to be furnished to the Trustee or its agents or attorneys such information relating to its business as the Trustee may reasonably require in connection with this Indenture.

(d)	Negative Pledge. The Company will not nor will it permit any Restricted Subsidiary to create, incur, assume or suffer to exist any Lien upon any part of its Property, present or future, or permit to subsist, after knowledge of the existence thereof, any Lien to secure any Indebtedness of the Company except for Permitted Encumbrances without at the same time, or prior thereto securing or causing to be secured equally and rateably with such Indebtedness all of the Debentures then outstanding by the same instrument or by other instruments, and providing to the Trustee at such time an opinion of Counsel which confirms that all of the Debentures then outstanding have been secured equally and rateably with such Indebtedness.

(e)	Limitation on Restricted Subsidiary Borrowing: The Company shall not permit the Company’s Proportionate Share of Funded Debt of Restricted Subsidiaries to equal or exceed in the aggregate 15% of Shareholders’ Equity.

(f)	Give Notice to Trustee. The Company will send or cause to be sent to the Trustee a copy of all notices given to all or any of the Debentureholders.

(g)	Notice of Event of Default. The Company will give notice to the Trustee of the occurrence of any Event of Default upon becoming aware thereof and without waiting for the Trustee to take any further action, and specifying the nature of such default and the steps taken or proposed to be taken to remedy same.

(h)	Keeping of Books. The Company will keep or cause to be kept, and will cause each of its Restricted Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and of the Restricted Subsidiaries in accordance with accounting principles generally accepted in the jurisdiction of incorporation of the relevant entity.

(i)	Annual Certificate of Compliance. The Company covenants that, on or before June 1, 2000 and on or before June 1 in each year and at any reasonable time if requested by the Trustee, the Company will furnish to the Trustee an Officer’s Certificate of the Company stating that the Company has complied with all covenants, conditions and other requirements contained in this Indenture, non-compliance with which would constitute an Event of Default hereunder or, if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance and the action, if any, the Company proposes to take with respect thereto.

5.2	Trustee’s Remuneration and Expenses

The Company covenants that it will pay to the Trustee from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution of the trusts hereby created (including the reasonable fees and disbursements of its counsel and all other advisers not regularly in its employ), both before any default hereunder and thereafter until all duties of the Trustee under this Indenture shall be finally and fully performed, except any such expense, disbursement or advance as may arise from its negligence or bad faith. Any amount due under this Section 5.2 and unpaid 30 days after demand for such payment by the Trustee shall bear interest from the expiration of such 30 day period at a rate per annum designated from time to time by a Canadian chartered bank selected by the Trustee. After default all amounts so payable and interest thereon shall be payable out of any funds coming into the possession of the Trustee.

5.3	Not to Accumulate Interest

In order to prevent any accumulation after maturity of unpaid coupons, of unpaid interest or of unpaid Debentures, the Company covenants with the Trustee that it will not, directly or indirectly, extend or assent to the extension of time for payment of any interest on any Debenture or be a party to or approve any such arrangement by purchasing or funding any of said coupons or interest or in any other manner. In case the time for payment of any such coupons or interest shall be so extended, whether or not such extension is by or with the consent of the Company and whether for a definite period or otherwise, such coupons or interest shall not be entitled in case of default hereunder to the benefit of the provisions of this Section 5.3 except subject to the prior payment in full of the principal of all Debentures issued hereunder and then outstanding and of all matured coupons and interest of such Debentures, the payment of which has not been so extended, and of all other moneys payable hereunder.

5.4	Performance of Covenants by Trustee

If the Company shall fail to perform any of its covenants contained in this Indenture the Trustee may notify the Debentureholders of such failure on the part of the Company or may itself perform any of the covenants capable of being performed by it, but shall be under no obligation to do so or to notify the Debentureholders. All sums so expensed or advanced by the Trustee shall be repayable as provided in Section 5.2. No such performance, expenditure or advance by the Trustee shall be deemed to relieve the Company of any default hereunder or its continuing obligations hereunder.

ARTICLE 6: DEFAULT AND ENFORCEMENT

6.1	Event of Default

Each of the following events constitutes, and is herein sometimes referred to as, as an “Event of Default”:

(a)	if the Company makes default in payment of the principal of or premium, if any, on any Debenture when the same becomes due under any provision hereof or of such Debenture and such default continues for a period of five Business Days;

(b)	if the Company makes default in payment of any interest due on any Debenture or on any sinking fund payment due hereunder and any such default continues for a period of 30 days;

(c)	if the Company makes default in observing or performing any other covenant or condition herein contained and on its part to be observed or performed and, after notice in writing has been given by the Trustee (which notice the Trustee may give on its own initiative and shall give where requested by the holders of at least 25% in principal amount of the outstanding Debentures to the Company and may be given by such holders where the Trustee fails to do so within a reasonable time period following such request) to the Company specifying such default and requiring the Company to put an end to the same, the Company fails to make good such default within a period of 60 days, unless the Trustee (having regard to the subject matter of the default) shall have agreed to a longer period, and in such event, within the period agreed to by the Trustee provided the required remedial action is commenced promptly and is diligently carried on;

(d)	if the Company or, except as part of a Permitted Subsidiary Transaction, any Restricted Subsidiary:

(i)	makes default in payment at maturity, including any applicable grace period; or

(ii)	makes default in the performance or observance of any other covenant, term, agreement or condition of any Indebtedness and, if such Indebtedness has not already matured in accordance with its terms, such Indebtedness shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, provided that any applicable grace period has expired, with respect to any one or more items of Indebtedness singly or in the aggregate in an amount in excess of 5% of Shareholders’ Equity, provided that if such default is waived by the persons entitled to do so, then the Event of Default hereunder shall be deemed to be waived without further action on the part of the Trustee or the Debentureholders;

(e)	if an order is made or an effective resolution is passed for the winding-up, liquidation or dissolution of the Company or, except as part of a Permitted Subsidiary Transaction, any Restricted Subsidiary other than in the course of carrying out, or pursuant to, a transaction in respect of which the conditions of Article 9 are duly observed and performed or if the Company or, except as part of a Permitted Subsidiary Transaction, any Restricted Subsidiary institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy proceedings against it, or files a notice of intention to make a proposal or a petition or answer or consent seeking reorganization or relief under the Companies’ Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada) or the Winding-up and Restructuring Act (Canada) or any other bankruptcy, insolvency or analogous laws, or consents to the filing of any such petition or to the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company or, except as part of a Permitted Subsidiary Transaction, any Restricted Subsidiary or of the undertaking or assets of the Company or, except as part of a Permitted Subsidiary Transaction, any Restricted Subsidiary or any part thereof which is, in the Trustee, a substantial part thereof or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due;

(f)	if a decree or order of a court having jurisdiction is entered adjudging the Company or, except as part of a Permitted Subsidiary Transaction, any Restricted Subsidiary bankrupt or insolvent, or approving as properly filed a petition seeking reorganization or winding-up of the Company or, except as part of a Permitted Subsidiary Transaction, any Restricted Subsidiary under the Companies’ Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada) or the Winding-up and Restructuring Act (Canada) or any other bankruptcy, insolvency or analogous laws, or issuing sequestration or processing execution against all, or any part thereof which is in the opinion of the Trustee, a substantial part of the undertaking or assets of the Company or, except as part of a Permitted Subsidiary Transaction, any Restricted Subsidiary or appointing a receiver, custodian, trustee, examiner or liquidator or the like of the undertaking or assets of, the Company, or except as part of a Permitted Subsidiary Transaction, any Restricted Subsidiary or any part thereof which is, in the opinion of the Trustee, a substantial part thereof or ordering the winding-up or liquidation of the affairs of the Company, and any such decree or order continues unstayed and in effect for a period of 30 days; or

(g)	if an encumbrancer takes possession of the Property (other than Non-Recourse Properties) of the Company or, except as part of a Permitted Subsidiary Transaction, any Restricted Subsidiary or any part thereof which is, in the opinion of the Trustee, a substantial part of the Property of the Company on a consolidated basis, or if any process of execution is levied or enforced upon or against the Property of the Company or, except as part of a Permitted Subsidiary Transaction, any Restricted Subsidiary or any part thereof (other than Non-Recourse Properties) which is, in the opinion of the Trustee, a substantial part of the property of the Company on a consolidated basis and remains unsatisfied for such period as would permit any such Property to be sold thereunder, unless such process is in good faith disputed by the Company, but in that event the Company shall, if the Trustee so requires, give security which, in the discretion of the Trustee, is sufficient to pay in full the amount thereby claimed in case the claim is held to be valid.

6.2	Notice of Events of Default

If an Event of Default shall occur and is continuing the Trustee shall, within 30 days after it becomes aware of the occurrence of such Event of Default, give notice thereof to the Debentureholders provided that, notwithstanding the foregoing, the Trustee shall not be required to give such notice if the Trustee in good faith shall have decided that the withholding of such notice is in the best interests of the Debentureholders and shall have so advised the Company in writing. Where notice of the occurrence of an Event of Default has been given and the Event of Default is thereafter cured, notice that the Event of Default is no longer continuing shall be given by the Trustee to the Debentureholders within 30 days after the Trustee becomes aware that the Event of Default has been cured.

6.3	Acceleration on Default

If an Event of Default has occurred, the Trustee may in its discretion and shall upon the requisition in writing of the holders of at least 25% of the principal amount of the Debentures then outstanding (or, if an Event of Default has occurred which is applicable only to one or more series of the Debentures, the holders of at least 25% in aggregate amount of the outstanding Debentures of such series), subject to the provisions of Section 6.4, by notice in writing to the Company declare the principal, premium, if any, and interest, if any, of all Debentures then outstanding and other moneys payable hereunder to be due and payable and the same shall become immediately due and payable to the Trustee, anything therein or herein to the contrary notwithstanding, and the Company shall forthwith pay to the Trustee for the benefit of the Debentureholders the principal of and accrued and unpaid interest and interest on amounts in default on such Debentures (and, where such a declaration is based upon a voluntary winding-up or liquidation of the Company, the premium, if any, on the Debentures then outstanding which would have been payable upon the redemption thereof by the Company on the date of such declaration) and all other moneys secured hereby, together with subsequent interest thereon at the rates borne by the Debentures from the date of the declaration until payment is received by the Trustee, such subsequent interest to be payable at the times and places and in the moneys mentioned in and according to the tenor of the Debentures and coupons. Such payment when made shall be deemed to have been made in discharge of the Company’s obligations hereunder and any moneys so received by the Trustee shall be applied as provided in Section 6.6.

6.4	Waiver of Default

(1)

The holders of not less than 66 2/3% of the principal amount of Debentures then outstanding shall have power (in addition to and subject to the powers exercisable by Extraordinary Resolution as hereinafter provided) by instrument made by the Trustee pursuant to Section 6.3 and the Trustee shall thereupon waive the default and/or cancel such declaration upon such terms and conditions as such Debentureholders shall prescribe; provided that notwithstanding the foregoing if the Event of Default has occurred by reason of the nonobservance or nonperformance by the Company of any covenant applicable only to one or more particular series of Debentures then the holders of not less than 66 2/3% of the principal amount of the outstanding Debentures of that series or those series, as the case may be, shall be entitled to exercise the foregoing power and the Trustee shall so act and it shall not be necessary to obtain a waiver from the holders of any other series of Debentures.

(2)	The Trustee, so long as it has not become bound to institute any proceedings hereunder, shall have power to waive the default if, in the Trustee’s opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofore made by the Trustee in the exercise of its discretion, upon such terms and conditions as the Trustee may deem advisable.

(3)	No act or omission either of the Trustee or of the Debentureholders in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent default or the rights resulting therefrom.

6.5	Right of Trustee to Enforce Payment

Subject to the provisions of Section 6.4, if the Company shall fail to pay to the Trustee, on demand, and when due, the principal of and premium (if any) and interest on all Debentures then outstanding, together with any other amounts due hereunder, the Trustee may in its discretion and shall upon the request in writing of the holder of not less than 25% in principal amount of the Debentures then outstanding, and upon being indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as Trustee hereunder to obtain or enforce payment of the said principal of and premium (if any) and interest on all the Debentures then outstanding (without possession of any of the Debentures or coupons or the production thereof at any trial or proceeding) together with any other amounts due hereunder, by any remedy provided by law either by legal proceedings or otherwise.

6.6	Application of Moneys by Trustee

(1)	Except as herein otherwise expressly provided, any moneys received by the Trustee from the Company pursuant to the foregoing Sections of this Article 6, or as a result of legal or other proceedings or from any trustee in bankruptcy or liquidator of the Company, shall be applied, together with any other moneys in the hands of the Trustee available for such purposes, as follows:

FIRST: to the payment or reimbursement to the Trustee of its compensation, costs, charges, expenses, borrowings, advances, or other moneys furnished or provided by or at the instance of the Trustee in or about the execution of its trust or otherwise in relating to this Indenture, with interest thereon as herein provided;

SECOND: subject to the provisions of Section 5.3 and as hereinafter in this Section 6.6 provided, in payment rateably and proportionately to the holders of Debentures of the principal of and premium (if any) and accrued and unpaid interest and interest on amounts in default on the Debentures and coupons which shall then be outstanding in the priority of principal first and then premium and then accrued and unpaid interest and interest on amounts in default, unless otherwise directed by Extraordinary Resolution passed as hereinafter provided and in that case in such order of priority as between principal, premium, if any, and interest, if any, as may be directed by such resolution; and

THIRD: the surplus (if any) of such moneys shall be paid to the Company or its assigns;

PROVIDED, however, that no payment shall be made in respect of the principal, premium or interest of any Debenture or coupon held, directly or indirectly, by or for the benefit of the Company or any Subsidiary (other than any Debenture pledged for value and in good faith to a person other than the Company or any Subsidiary, but only to the extent of such person’s interest therein) except subject to the prior payment in full of the principal, premium (if any) and interest (if any) of all Debentures which are not so held.

(2)	The Trustee shall not be bound to apply or make any partial or interim payment of any moneys coming into its hands if the amount so received by it is insufficient to make a distribution of at least 2% of the aggregate principal amount of the outstanding Debentures but it may retain the money so received by it and deposit the same in its deposit department or in a chartered bank in Canada to its credit at such rate of interest as is then current on similar deposits or invest the same as provided in Section 10.7 until the moneys or the investments representing the same, with the income derived therefrom, together with any other moneys for the time being under its control, shall be sufficient for the purpose or until it shall consider it advisable to apply the same in the manner above set forth.

6.7	Notice of Payment by Trustee

Not less than 21 days notice shall be given by the Trustee to the Debentureholders of any payment to be made under this Article 6. Such notice shall state the time when and place where such payment is to be made and also the liability under this Indenture upon which it is to be applied. After the day so fixed, unless payment shall have been duly demanded and have been refused, the Debentureholders will be entitled to interest only on the balance (if any) of the principal moneys, premium (if any) and interest due (if any) to them, respectively, on the Debentures, after deduction of the respective amounts payable in respect thereof on the day so fixed.

6.8	Trustee May Demand Production of Debentures

The Trustee shall have the right to demand production of the Debentures and/or coupons in respect of which any payment of principal, interest or premium required by this Article 6 is made and may cause to be endorsed on the same a memorandum of the amount so paid and the date of payment, but the Trustee may in its discretion, dispense with such production and endorsement in any special case, upon such indemnity being given to it and to the Company as the Trustee shall deem sufficient.

6.9	Trustee Appointed Attorney

The Company hereby irrevocably appointees the Trustee to be the attorney of the Company for and in the name and on behalf of the Company to execute any instrument and do any acts and things which the Company ought to sign, execute and do hereunder and generally to use the name of the Company in the exercise of all or any of the powers hereby conferred on the Trustee, with full powers of substitution and revocation.

6.10	Remedies Cumulative

Each and every remedy herein conferred upon or reserved to the Trustee, or upon or reserved to the holders of the Debentures, shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

6.11	Judgment Against Company

The Company covenants and agrees with the Trustee that, in case of any proceedings to obtain judgment for the principal of or interest or premium on the Debentures, judgment may be rendered against it in favour of the Debentureholders hereunder, or in favour of the Trustee, as trustee of an express trust for the Debentureholders, for any amount which may remain due in respect of the Debentures and premium (if any) and interest thereon.

6.12	Immunity of Shareholders, etc.

The Debentureholders and the Trustee hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, director or officer of the Company or any successor corporation for the payment of the principal of or premium or interest on any of the Debentures or on any covenant, agreement, representation or warranty by the Company herein or in the Debentures contained.

ARTICLE 7: ACTIONS BY DEBENTUREHOLDERS AND TRUSTEE

7.1	Debentureholders May Not Sue

(1)

No holder of any Debenture shall have any right to institute any action or proceeding for payment of any principal or interest owing on any Debenture, or for the execution of any trust or power hereunder, or for the appointment of a liquidator, receiver or receiver and manager or to have the Company wound up, or for any other remedy hereunder, unless such holder shall previously have given to the Trustee written notice of the happening of an Event of Default hereunder, nor unless the holders of at least 25% in principal amount of the Debentures shall have made written request to the Trustee and shall have afforded to it reasonable opportunities either itself to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its own name for such purpose: nor unless also such Debentureholders shall have offered to the Trustee, when so requested by the Trustee, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; nor unless the Trustee shall have failed to act within a reasonable time after such notification, request and offer of indemnity; and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Trustee, to be conditions precedent to any such proceedings or for any other remedy hereunder by or on behalf of the holder of any Debentures.

(2)	Unless permitted under Section 7.1 (1), any Debentureholder, acting on behalf of itself and all other Debentureholders, shall not be entitled to take proceedings in any court of competent jurisdiction or pursue any other remedy; it being understood and agreed that no one or more of the Debentureholders shall have any right in any manner to enforce any right hereunder or under any Debenture except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Debentureholders.

7.2	Trustee Not Required to Possess Debentures

All rights of action under this Indenture may be enforced by the Trustee without the possession of any of the Debentures or the production thereof on any trial or other proceedings relative thereto.

7.3	Trustee May Institute All Proceedings

(1)	The Trustee shall be entitled and empowered, either in its own name or as trustee of an express trust or as attorney-in-fact for the holders of the Debentures, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claim of the Trustee and of the holders of the Debentures allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Company or its creditors or relative to or affecting its property. The Trustee is hereby irrevocably appointed (and the successive respective holders of the Debentures by taking and holding the same shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective holders of the Debentures with authority to make and file in the respective names of the holders of the Debentures or on behalf of the holders of the Debentures as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the holders of the Debentures themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such holders of the Debentures, as may be necessary or advisable in the opinion of the Trustee, or as is properly allowed in any such proceeding, and to receive payment of or on account of such claims; provided, however, that nothing contained in this Indenture shall be deemed to give to the Trustee, unless so authorized by Extraordinary Resolution, any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any Debentureholder.

(2)	The Trustee shall also have the power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interests and the interests of the Debentureholders.

(3)	Any such suit or proceeding instituted by the Trustee may be brought in the name of the Trustee as trustee of an express trust, and any recovery of judgment shall be for the rateable benefit of the holders of the Debentures subject to the provisions of this indenture. In any proceeding brought by the Trustee (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Debentures, and it shall not be necessary to make any holders of the Debentures parties to any such proceeding.

ARTICLE 8: SATISFACTION AND DISCHARGE

8.1	Discharge

The Trustee shall at the request of the Company release and discharge this Indenture and the security, if any, created pursuant hereto and execute and deliver such instruments as it shall be advised by Counsel and requisite for that purpose and to release the Company from its covenants herein contained (other than the provisions relating to the indemnification of the Trustee), upon proof being given to the reasonable satisfaction of the Trustee that the principal of and interest (including interest on amounts in default, if any) and premium, if any, on all the Debentures and all other money payable hereunder have been paid or satisfied or that, all the outstanding Debentures having matured or having been duly called for redemption, payment thereof and of all other money payable hereunder has been duly and effectually provided for.

8.2	Money May Be Set Aside For Holders

If the holder of any Debenture shall fail to surrender any Debenture within 60 days after the date on which the same shall be due and payable on redemption, at maturity, or otherwise and the principal, premium (if any) or interest (if any) then payable in respect thereof shall have been duly provided for by the Company by deposit with the paying agent for the time being or the Trustee, interest, if any, accruing in respect thereof shall cease to accrue, from such date, and such money on the direction of the Company may be set aside in trust for such holder in a Canadian chartered bank, or the Trustee may itself so set aside such money and such setting aside shall for all purposes be deemed a payment to the holder of such Debenture of the money payable in respect thereof and the holder thereof shall have no other right except to receive payment, subject to the provisions of Section 8.3 hereof, of the money so set aside upon surrender of such Debenture. Any interest allowed by the depository upon the money so set aside shall be payable to the Company.

8.3	Money Not Claimed May Be Repaid

Subject to applicable law, any money set aside under Section 8.2 and not claimed by and paid to holders of Debentures within 6 years after the date of such setting aside, or set aside under Section 8.2 hereof and not claimed by and paid to Debentureholders within 6 years after maturity, the repayment date or redemption dates, as the case may be, shall be repaid to the Company by the Trustee on demand, together with any interest accrued thereon, and thereupon the Trustee shall be released from all further liability with respect to such money and thereafter the holder of a Debenture in respect of which such money was so repaid to the Company shall have no rights in respect thereof except to obtain payment of the money due thereon from the Company subject to any applicable period of prescription provided by law.

8.4	Satisfaction

(1)	The Company shall be deemed to have fully paid, satisfied and discharged the outstanding Debentures and the Trustee shall execute and deliver proper instruments acknowledging the full payment, satisfaction and discharge of the Debentures, when, with respect to all outstanding Debentures, either:

(a)	the Company has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making payment on the Debentures, an amount sufficient to pay, satisfy and discharge the entire amount of principal, premium, if any, and interest, if any, to maturity or any repayment date or redemption dates, as the case may be, of the outstanding Debentures; or

(b)	the Company has deposited or caused to be deposited with the Trustee as trust property in trust for the purpose of making payment on the Debentures:

(i)	if the Debentures are issued in Canadian dollars, such amount in Canadian dollars of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of Canada; or

(ii)	if the Debentures are issued in a currency or currency unit other than Canadian dollars, cash in the currency or currency unit in which the Debentures are payable and/or such amount in such currency or currency unit of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of Canada or the government that issued the currency or currency unit in which the Debentures are payable;

as will, together with the income to accrue thereon and reinvestment thereof, be sufficient to pay and discharge the entire amount of principal and accrued and unpaid interest to maturity or any repayment date, as the case may be, of the outstanding Debentures;

and in either event:

(c)	the Company has paid, caused to be paid or made provisions to the satisfaction of the Trustee for the payment of all other sums payable with respect to the outstanding Debentures; and

(d)	the Company has delivered to the Trustee an Officers’ Certificate stating that all conditions precedent herein provided relating to the payment, satisfaction and discharge of the outstanding Debentures have been complied with.

Any deposits with the Trustee referred to in this Section 8.4 shall be irrevocable, subject to Section 8.5, and shall be made under the terms of an escrow and/or trust agreement in form and substance satisfactory to the Trustee and which provided for the due and punctual payment of the principal of, and interest and premium, if any, on the Debentures being satisfied.

(2)	Upon the satisfaction of the conditions set forth in this Section 8.4 with respect to all the outstanding Debentures, the terms and conditions of the Debentures, including the terms and conditions with respect thereto set forth in this Indenture (other than those contained in Articles 2 and 4 and the provisions of Article 1 pertaining to Articles 2 and 4) shall no longer be binding upon or applicable to the Company.

(3)	Any funds or obligations deposited with the Trustee pursuant to this Section 8.4 shall be denominated in the currency of denomination of the Debentures in respect of which such deposit is made.

8.5	Continuance of Rights, Duties and Obligations

Where trust funds or trust property have been deposited pursuant to Section 8.4, the holders of Debentures and the Company shall continue to have and be subject to their respective rights, duties and obligations under Articles 2 and 4 hereof.

ARTICLE 9: CONSOLIDATION AND AMALGAMATION

9.1	Successor Corporation

So long as any of the Debentures remain outstanding, the Company shall not, directly or indirectly, sell, lease, transfer or otherwise dispose of all or substantially all of its Property to any other person, and shall not amalgamate or merge with or into any other corporation (other than a Wholly-Owned Subsidiary), (any such corporation being herein referred to as a “Successor Corporation”) unless:

(a)	the Successor Corporation: (i) is a corporation organized or existing under the laws of Canada or a province or territory thereof, and (ii) executes, prior to or contemporaneously with the consummation of such transaction, such indenture supplemental hereto and other instruments (if any) as are satisfactory to the Trustee and in the opinion of Counsel necessary or advisable to evidence the assumption by the Successor Corporation of the liability for the due and punctual payment of all the Debentures and the interest thereon and all other moneys payable hereunder and the covenant of such Successor Corporation to pay the same and its agreement to observe and perform all the covenants and obligations of the Company under this Indenture;

(b)	at the time of or immediately after the consummation of such transaction no condition or event shall exist which constitutes or which would, after the lapse of time or giving of notice or both, constitute an Event of Default hereunder; and

(c)	such transaction is in the opinion of Counsel upon such terms as substantially to preserve and not to impair any of the rights and powers of the Trustee or of the Debentureholders hereunder and in accordance with the terms of this Indenture; and

9.2	Successor to Possess Powers of the Company

Upon any transaction described in and complying with the provisions of Section 9.1 in which the Company is not the continuing corporation, the Successor Corporation shall succeed to, and be substituted for, and may exercise every right and power of, the Company.

ARTICLE 10: ADMINISTRATION OF THE TRUST

10.1	Sufficiency of Execution of Instruments

Any order, request, direction, certificate or other instrument to be made or given by the Company under any of the provisions hereof shall, unless otherwise provided, be deemed sufficiently executed if executed by any two of the Chief Executive Officer, the Executive Vice-President, the Chief Financial Officer, the Treasurer and the General Counsel of the Company. The Trustee may receive a certificate signed by the Secretary of the Company as sufficient evidence of the passage of any resolution of the directors or of the shareholders of the Company.

10.2	Trustee May Require Indemnity

Subject to Section 11.1 hereof, the Trustee shall not be required to take any measures to enforce this Indenture or any covenant herein contained until furnished with funds for the purpose and indemnified to its reasonable satisfaction.

10.3	Experts and Advisers

(1)	The Trustee may, in relation to this Indenture, act and rely on the opinion or advice of or on information obtained from any Counsel, accountant, appraiser or other expert or adviser, whether obtained by the Trustee or by the Company or otherwise.

(2)	The Trustee may employ or retain such counsel, accountants, appraisers, or other experts or advisers as it may reasonably require for the purpose of determining and discharging its duties hereunder. The cost of such services may be added to and be part of the Trustees’ fees hereunder.

10.4	Evidence

(1)	The Company shall furnish to the Trustee forthwith evidence of compliance with the conditions precedent provided for in this Indenture relating to the issue, certification and delivery of Debentures hereunder, the satisfaction and discharge of this Indenture or the taking of any other action to be taken by the Trustee at the request of or on the application of the Company. Such evidence shall consist of (i) a statutory declaration or an Officers’ Certificate stating that such conditions precedent, compliance with which are by this Indenture subject to review or examination by Counsel, an opinion of Counsel that such conditions precedent have been complied with in accordance with the terms of this Indenture. Whenever such evidence relates to a matter other than the issue, certification and delivery of Debentures and the satisfaction and discharge of this Indenture, such evidence may consist of or otherwise be in accordance with a report or opinion of any solicitor, auditor, accountant, engineer or appraiser or any other person whose qualifications give authority to a statement made by him, but if such report is furnished by a director, officer or employee of the Company it shall be in the form of a statutory declaration or a certificate.

(2)	Evidence furnished to the Trustee under this Section 10.4 shall include (i) a statement by the person giving the evidence declaring that such person has read and understands the provisions hereof relating to the conditions precedent with respect to compliance with which such evidence is being given, (ii) a statement describing the nature and scope of the examination or investigation upon which the statements or opinions contained in the evidence are based, and (iii) a statement declaring that, in the belief of the person giving the evidence, such person has made such examination or investigation as is necessary to enable such person to make the statements or give the opinions contained or expressed therein.

10.5	Reliance by Trustee

(1)	In the exercise of its rights and duties, the Trustee may, if it is acting in good faith, rely, as to the truth of the statements and accuracy of the opinions expressed therein, upon a statutory declaration, opinion, report or certificate furnished to the Trustee under a provision hereof or at its request where the Trustee examines the same and determines that it complies with the applicable requirement, if any, of this Indenture.

(2)	Except in cases where some other mode of proof is required by this Indenture, the Trustee shall be at liberty to accept an Officers’ Certificate (i) as to any statements of fact, as evidence of the truth of such statements, and (ii) to the effect that any particular dealing or transaction or step or thing is, in the opinion of the officers so certifying, expedient, as evidence that it is expedient; provided that the Trustee may in its sole discretion require from the Company or otherwise further evidence or information before acting or relying on such certificate.

(3)	The Trustee shall not be bound to act in accordance with any direction or request of the Company or of its directors until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

(4)	The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Trustee or the Debentureholders hereunder shall be conditional upon the Debentureholders furnishing, when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Indenture shall require the Trustee to risk or expend its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless funded and indemnified as aforesaid.

(5)	The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Debentureholders at whose instance it is acting to deposit with the Trustee the Debentures held by them, for which Debentures the Trustee shall issue receipts.

(6)	The Trustee shall not be bound to give any notice to do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof; nor shall the Trustee be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Trustee and in the absence of any such notice the Trustee may for all purposes of this Indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein. Any such notice shall in no way limit any discretion herein given the Trustee to determine whether or not the Trustee shall take action with respect to any default.

10.6	No Person Dealing with Trustee Need Enquire

No person dealing with the Trustee shall be concerned to enquire whether the powers that the Trustee is purporting to exercise have become exercisable, or whether any money remains due upon the Debentures or to see to the application of any money paid to the Trustee.

10.7	Investment of Trust Funds

Unless herein otherwise expressly provided, any of the funds held by the Trustee may be deposited in a trust account in the name of the Trustee (which may be held with the Trustee or an affiliate or related party of the Trustee), which account shall be non-interest bearing. Upon the written direction of the Company, the Trustee shall invest in its name such funds in Authorized Investments in accordance with such direction. Any direction by the Company to the Trustee as to the investment of the funds shall be in writing and shall be provided to the Trustee no later than 9:00 a.m. on the day on which the investment is to be made. Any such direction received by the Trustee after 9:00 a.m. or received on a non-Business Day, shall be deemed to have been given prior to 9:00 a.m. the next Business Day.

ARTICLE 11: CONCERNING THE TRUSTEE

11.1	Duty of Trustee

In the exercise of the powers, rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Trustee shall act honestly and in good faith with a view to the best interests of the Debentureholders and shall exercise that degree of care, diligence and skill that a reasonably prudent corporate trustee would exercise in comparable circumstances.

11.2	Resignation, etc. of Trustee and Appointment of New Trustee

(1)	The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Company three months’ notice in writing or such shorter notice as the Company may accept as sufficient. In the event of the Trustee resigning or being removed by the Debentureholders by Extraordinary Resolution or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Company shall forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Debentureholders; failing such appointment by the Company the retiring Trustee (at the Company’s expense) or any Debentureholder may apply to a Judge of the Court of Queen’s Bench of Saskatchewan, on such notice as such Judge may direct, for the appointment of a new Trustee; but any new Trustee so appointed by the Company or by the Court shall be subject to removal as aforesaid by the Debentureholders. Any new Trustee appointed under any provision of this Section 11.2(1) shall be a corporation authorized to carry on the business of a trust company in the Province of Saskatchewan. On any new appointment the new Trustee shall be vested with the same powers, rights, duties and obligations as if it had been originally named herein as Trustee.

(2)	Any corporation into which the Trustee may be merged or with which it may be consolidated or amalgamated or any corporation resulting from any merger, consolidation or amalgamation to which the Trustee shall be a party shall be the successor Trustee under this Indenture without the execution of any instrument or any further act.

11.3	Trustee May Deal in Debentures

Subject to Section 11.6 hereof, the Trustee may buy, lend upon and deal in the Debentures either with the Company or otherwise, and generally contract and enter into financial transactions with the Company or otherwise, without being liable to account for any profit made thereby.

11.4	Trustee Not Required to Give Security

The Trustee shall not be required to give security for the execution of the trusts or its conduct or administration hereunder.

11.5	Protection of Trustee

By way of supplement to the provisions of any law for the time being relating to trustees, it is expressly declared and agreed as follows:

(a)	the Trustee shall not be liable for or by reason of any statements of facts or recitals in this Indenture or in the Debentures (except the representation contained in Section 11.6 and in the certificate of the Trustee on the Debentures) or required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Company;

(b)	nothing herein contained shall impose any obligation on the Trustee to see or to require evidence of registration or filing (or renewals thereof) of this Indenture or any instrument ancillary or supplemental hereto;

(c)	the Trustee shall not be bound to give any notice of the execution hereof;

(d)	the Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Company of any of the covenants herein contained or of any act of the agents or servants of the Company; and

(e)	in addition to any right of indemnity given to the Trustee by law, the Company shall at all times indemnify the Trustee, its directors, officers and employees against all liabilities, losses, damages, actions, proceedings, costs, claims, expenses and demands whatsoever brought against the Trustee which it may suffer or incur as a result of or arising out of the performance of its duties and obligations under this Indenture in respect of any matter or thing done or omitted by the Trustee (other than through bad faith or negligence of the Trustee) in any way related to this Trust Indenture.

It is understood and agreed that this indemnity shall survive the termination or discharge of this Indenture and the resignation or removal of the Trustee.

11.6	Conflict of Interest

The Trustee represents to the Company that at the time of the execution and delivery hereof no material conflict of interest exists in the Trustee’s role as a fiduciary hereunder and agrees that in the event of a material conflict of interest arising hereafter it will give immediate notice thereof to the Company and will, within 30 days after ascertaining that it has such material conflict of interest, either eliminate the same or resign as Trustee hereunder. If any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Indenture and the Debentures shall not be affected in any manner whatsoever by reason thereof.

ARTICLE 12: NOTICES

12.1	Notice to the Company

Any notice to the Company under the provisions hereof shall be valid and effective if delivered to Cameco Corporation, 2121 - 11th Street West, Saskatoon, Saskatchewan, S7M 1J3, facsimile: (306) 956-6312 Attention: General Counsel, and subject as provided in this Section 12.1, shall be deemed to have been given at the time of delivery, on the third Business Day after mailing or at the time of sending by facsimile, as the case may be. Any delivery made or facsimile sent on a day other than a Business Day, or after 4:00 p.m. (at the place of receipt) on a Business Day, shall be deemed to be received on the next following Business Day. In the case of disruption in postal services any notice shall be delivered or sent by facsimile. The Company may from time to time notify the Trustee of a change in address or facsimile number which thereafter, until changed by like notice, shall be the address or facsimile number of the Company for all purposes of this Indenture.

12.2	Notice to the Trustee

Any notice to the Trustee under the provisions hereof shall be valid and effective if delivered to CIBC Mellon Trust Company, 201 - 330 St. Mary Avenue, Winnipeg, Manitoba R3C 3ZS, Telephone: (204) 987-2490, Fax: (204) 956-2369, and, subject as provided in this Section 12.2, shall be deemed to have been given at the time of delivery or on the third Business Day after mailing or at the time of sending by facsimile, as the case may be. Any delivery made or sent on a day other than a Business Day, or after 4:00 p.m. (at the place of receipt) on a Business Day, shall be deemed to be received on the next following Business Day. In the case of disruption in postal services any notice shall be delivered or sent by facsimile. The Trustee may from time to time notify the Company of a change in address or facsimile number which thereafter, until changed by like notice, shall be the address or facsimile number of the Trustee for all purposes of this Indenture.

12.3	Notice to Debentureholders

Unless herein otherwise expressly provided, any notice to be given hereunder to Debentureholders shall be deemed to be validly given:

(a)	to the holders of registered Debentures if such notice is sent by electronic communication acceptable to the Trustee, personally delivered or sent by first-class mail, postage prepaid, addressed to such holders at their respective electronic communication numbers or addresses appearing in any of the registers above mentioned and, subject as hereinafter provided, shall be deemed to have been received at the time of sending or delivery or on the third Business Day after mailing, as applicable. Any electronic communication acceptable to the Trustee sent or delivery made after 4:00 p.m. (at the place or receipt) on a Business Day shall be deemed to be received on the next following Business Day. If in the case of joint holders of any Debenture more than one address appears in the register in respect of such joint holdings, such notice shall be addressed only to the first address appearing;

(b)	to the holders of unregistered Debentures if such notice is published:

(i)	once in each of two successive weeks in a daily newspaper in the English language of national circulation approved by the Trustee, and

(ii)	once in each of two successive weeks in the City of Montreal in a daily newspaper in the French language of general circulation approved by the Trustee,

provided that in the case of notice convening a meeting of Debentureholders, the Trustee may require such additional publications of such notice, in the same or in other cities or both, as it may deem necessary for the reasonable protection of the Debentureholders. Any notice so given by publication shall be deemed to have been given on the day on which publication shall have been first effected in one of the newspapers in which publication was required, publication having been effected at least once contemporaneously or previously in all other such newspapers.

In determining under any provision hereof the date when notice of any meeting, redemption or other event must be given, the date of giving the notice shall be included and the date of the meeting, redemption or other event shall be excluded. Accidental error or omission in giving notice or accidental failure to mail notice to any Debentureholder shall not invalidate any action or proceeding founded thereon.

12.4	Waiver of Notice

Where this Indenture provides for notice to any person in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event and such waiver shall be the equivalent of such notice. Waivers of notice by Debentureholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

ARTICLE 13: DEBENTUREHOLDERS’ MEETINGS

13.1	Convening of Meetings

The Trustee or the Company may at any time and from time to time, and the Trustee shall on requisition in writing made by the Company or by the holders of at least 25% of the principal amount of the Debentures and upon receiving sufficient funds and an indemnity satisfactory to the Trustee, convene a meeting of Debentureholders. In the event of the Trustee failing to convene a meeting after requisition made as aforesaid the Company or the holders of at least 25% of the principal amount of the Debentures, as the case may be. may convene such meeting. Every such meeting shall be held at Saskatoon, Saskatchewan or at such other place as the Trustee may approve.

13.2	Notice

At least 21 days’ previous notice of any meeting shall be given to the Debentureholders and such notice shall state the time when and the place where the meeting is to be held and shall set out the general nature of the business to be transacted thereat. The notice shall be given in the manner provided in Article 12 hereof, and a copy thereof shall be sent by prepaid ordinary mail to the Trustee unless the meeting has been called by it and to the Company unless the meeting has been called by it. A Debentureholder may waive notice of a meeting either before or after the meeting.

13.3	Quorum

Subject to the provisions of Section 13.5 and 13.12 hereof, a quorum at any meeting of the Debentureholders shall consist of Debentureholders present in person or by proxy and representing at least 25% in principal amount of the Debentures. The chairman of any such meeting at which a quorum exists may, with the consent of the holders of a majority in principal amount of the Debentures present or represented by proxy thereat, adjourn any such meeting and no notice of such adjourned meeting need be given except such notice, if any, as the meeting so adjourned may prescribe.

13.4	Chairman

Some person nominated by the Trustee, who need not be a Debentureholder, shall be chairman of the meeting.

13.5	Procedure When Quorum Not Present

If a quorum of the Debentureholders shall not be present within half an hour after the time fixed for holding any meeting, the meeting, if convened by or on the requisition of Debentureholders, shall be dissolved, but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is a non-Business Day in which case it shall be adjourned to the following Business Day) at the same time and place and no notice shall be required to be given in respect of such adjourned meeting. If at the adjourned meeting a quorum be not present, the Debentureholders then present or represented by proxy shall constitute a quorum for the transaction of the business for which the meeting was convened.

13.6	Show of Hands

Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on Extraordinary Resolutions shall be taken in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

13.7	Poll

On every Extraordinary Resolution, and on any other question submitted to a meeting when demanded by the chairman or by one or more Debentureholders or proxies for Debentureholders, a poll shall be taken in such manner and either at once or after an adjournment, as the chairman shall direct. Questions other than Extraordinary Resolutions shall, if a poll be taken, be decided by the votes of the holders of a majority in principal amount of the Debentures represented at the meeting and voted on the poll.

13.8	Voting

On a show of hands every person who is present and entitled to vote, whether as a Debentureholder or as proxy for one or more Debentureholders or both, shall have one vote. On a poll each Debentureholder present in person or represented by proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each $1,000 principal amount of Debentures of which the person shall then be the holder. A proxy holder need not be a Debentureholder. In the case of joint holders of a Debenture, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others; but in case more than one of them be present in person or by proxy, they shall vote together in respect of the Debentures of which they are joint holders.

13.9	Proxies

A Debentureholder may be present and vote at any meeting of Debentureholders by an authorized representative. The Company in the case it convenes the meeting or the Trustee in any other case (for the purpose of enabling the Debentureholders to be present and vote at any meeting without producing their Debentures, and of enabling them to be present and vote at any such meeting by proxy and of lodging instruments appointing such proxies at some place other than the place where the meeting is to be held) may from time to time make and vary such regulations as it shall think fit providing for any or all of the following matters:

(a)	the form of the instrument of proxy and the manner in which the same shall be executed and the production of the authority of any person signing on behalf of a Debentureholder;

(b)	the deposit of such certificates and/or instruments of proxy at such place as the Trustee (or the Company in case the meeting is convened by it) may in the notice convening the meeting direct, and the time before the holding of the meeting, or adjourned meeting, when the same shall be deposited; and

(c)	the lodging of such certificates and/or instruments of proxy at some place or places other than the place at which the meeting is to be held and for particulars of such instruments of proxy to be sent by facsimile or otherwise transmitted before the meeting to the Company or to the Trustee at the place where the same is to be held, and that instruments of proxy so deposited may be voted as though the instruments themselves were produced at the meeting.

Any regulations so made shall be binding and effective, and the votes given in accordance therewith shall be valid and shall be counted.

13.10	Persons Who May Attend

The Company, the Trustee, and the Debentureholders (by their respective employees, officers and directors where applicable), and the legal advisors of the Company, the Trustee and any Debentureholder, may attend any meeting of the Debentureholders.

13.11	Powers Exercisable By Extraordinary Resolution

In addition to all powers hereinbefore given, a meeting of the Debentureholders shall have the following powers exercisable from time to time, by Extraordinary Resolution only:

(a)	power to direct or authorize the Trustee to grant extensions of time for payment of any principal or interest on the Debentures, whether or not the principal or interest, the payment of which is extended, is at the time due or overdue;

(b)	power to direct or authorize the Trustee, subject to the Trustee receiving funding and indemnity, to exercise any power, right, remedy or authority given to it by this Indenture or the Debentures in any manner specified in such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

(c)	power to waive and direct the Trustee to waive compliance by the Company of any provision of this Indenture or the Debentures and/or to annul and to direct the Trustee to annul any declaration in respect of such default made by the Trustee pursuant to Section 6.3, either unconditionally or upon any conditions specified in such Extraordinary Resolution;

(d)	power to sanction any scheme for the reconstruction, reorganization or recapitalization of the Company, or for the consolidation, amalgamation or merger of the Company into or with any other corporation, or for the transferring, selling or leasing of the Property or any part thereof of the Company, when the consent of the holders of Debentures may be required thereto;

(e)	power, with the approval of the Company, to sanction the exchange of the Debentures for, or the conversion of the Debentures into, shares, Debentures, mortgage Debentures, bonds or any other securities of the Company or any other corporation formed or to be formed;

(f)	power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or securities of the Company;

(g)	power to authorize the distribution in specie of any shares or securities received pursuant to a transaction authorized under the provisions of Section 13.11(e);

(h)	power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Debentureholders against the Company, or against its Property, whether such rights shall arise under this Indenture or the Debentures or otherwise;

(i)	power to assent to any modification of or change in or omission from or addition to the provisions contained in this Indenture or in any deed or instrument supplemental hereto which shall be agreed to by the Company, and to authorize the Trustee to concur in and execute any indenture supplemental to this Indenture embodying any such modification, change, omission or addition;

(j)	power to restrain any holder of any Debentures from taking or instituting any action or other proceeding for the payment of principal or interest, or for the execution of any trust or power hereunder, or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have the Company wound up or for any other remedy hereunder and to require such holder of any Debenture to waive any default or defaults by the Company hereunder on which any action or proceeding is founded; and, in case any action or other proceedings shall have been brought by any holder or holders of any Debentures after failure of the Trustee to act, power to direct such holder or holders and the Trustee to waive the default in respect of which such action or other proceeding shall have been brought, upon payment of the costs, charges and expenses incurred in connection therewith, and to stay or discontinue or otherwise deal with any such action or other proceeding;

(k)	power from time to time to appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise on behalf of the Debentureholders such of the powers of the Debentureholders exercisable by Extraordinary Resolution or other resolution as shall be included in such appointment. The resolution making such appointment may provide for payment of the expenses and disbursements of and remuneration to such committee and the Trustee. Such committee shall consist of such number of persons as shall be prescribed in the resolution appointing it, and the members need not be themselves Debentureholders. Every such committee may elect its chairman, and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number, and its procedure generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it shall be binding upon all Debentureholders. Neither the committee nor any member thereof nor the Trustee shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith;

(l)	power to remove the Trustee and to appoint a new Trustee to take the place of the Trustee so removed; and

(m)	power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Debentureholders.

13.12	Definition of Extraordinary Resolution

The expression “Extraordinary Resolution” when used in this Indenture means, subject to the provisions of 13.38, a resolution passed at a meeting of Debentureholders duly convened for that purpose and held in accordance with the provisions herein contained at which the holders of at least 25% of the principal amount of the Debentures are present or represented by proxy and carried by the affirmative vote of the holders of not less than 66 2/3% of the principal amount of the Debentures present or represented by proxy at the meeting given on a poll. If, at any such meeting convened for the purpose of considering an Extraordinary Resolution, the holders of 25% of the principal amount of the Debentures are not present or represented by proxy within half an hour after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Debentureholders, shall be dissolved but in any other case it shall stand adjourned to such date, being not less than seven days later, and to such place and time as may be appointed by the chairman, and two clear days’ notice shall be given of such adjourned meeting in the manner in which notices are by this Indenture authorized to be given (but it shall not be necessary to specify in such notice the business to be transacted at such adjourned meeting) and at such adjourned meeting Debentureholders present in person or represented by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution passed thereat by the affirmative vote of not less than 66 2/3% of the principal amount of the Debentures present or represented by proxy at the meeting given on a poll shall be an Extraordinary Resolution within the meaning of this Indenture.

13.13	Powers Cumulative

Any one or more of the powers and any combination of the powers in this Indenture stated to be exercisable by the Debentureholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of them from time to time shall not be deemed to exhaust the right of the Debentureholders to exercise such power or powers or combination of powers thereafter from time to time.

13.14	Minutes

Minutes of all resolutions and proceedings at every such meeting shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Company, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, shall be prima facie evidence of the matters therein stated, and until the contrary is proved every such meeting, in respect of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings had, to have been duly passed and had.

13.15	Instrument In Lieu of Extraordinary Resolution

Notwithstanding the foregoing provisions of this Indenture, any resolution or instrument signed in one or more counterparts by the holders of not less than 66 2/3% in principal amount of the Debentures shall have the same force and effect as an Extraordinary Resolution.

13.16	Evidence of Instruments of Debentureholders

(1)	Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be signed or executed by the Debentureholders may be in any number of concurrent instruments of similar tenor signed or executed by such Debentureholders.

(2)	The Trustee may, in its discretion, require proof of execution in cases where it deems proof desirable and may accept such proof as it shall consider proper.

13.17	Binding Effect of Resolutions

Subject to the provisions of Section 13.18, every resolution and every Extraordinary Resolution passed at a meeting of the Debentureholders held in accordance with the provisions herein contained shall be binding upon all Debentureholders, whether present at or absent from such meeting, and every instrument in writing signed by Debentureholders in accordance with Section 13.15 shall be binding upon all the Debentureholders, whether signatories thereto or not and each and every Debentureholder and the Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect thereto accordingly.

13.18	Serial Meetings

(1)	If any business to be transacted at a meeting of Debentureholders, or any action to be taken or power to be exercised by instrument in writing under Section 13.15, affects the rights of the Debentureholders of one or more series or maturities in a manner or to an extent substantially differing from that in or to which it affects the rights of Debentureholders of any other series or maturities (as to which an opinion of Counsel shall be binding on all Debentureholders, the Trustee and the Company for all purposes hereof) then:

(a)	reference to such fact, indicating each series or maturity so affected, shall be made in the notice of such meeting and the meeting shall be and is herein called a “Serial Meeting; and

(b)	the holders of Debentures of a series or maturity so affected shall not be bound by any action taken at a Serial Meeting or by instrument in writing under Section 13.15 unless in addition to compliance with the other provisions of this Article 13:

(i)

at such Serial Meeting (A) there are Debentureholders present in person or by proxy and representing at least 25% in principal amount of the Debentures of such series or maturity, subject to the provisions of this Article 13 as to quorum at adjourned meetings and (B) the resolution is passed by the affirmative vote of the holders of more than 50% (or in the case of an Extraordinary Resolution not less than 66 2/3%) of the principal amount of the Debentures of such series or maturity voted on the resolution; or

(ii)

in the case of action taken or power exercised by instrument in writing under Section 13.15, such instrument is signed in one or more counterparts by the holders of not less than 66 2/3% in principal amount of the Debentures of such series or maturity.

(2)	If in the opinion of Counsel any business to be transacted at any meeting, or any action to be taken or power to be exercised by instrument in writing under Section 13.15, does not adversely affect the rights of the holders of Debentures of one or more series or maturities, the provisions of this Article 13 shall apply as if the Debentures of such series or maturity were not outstanding and no notice of any such meeting need be given to the Debentureholders of such series or maturity. Without limiting the generality of the foregoing, a proposal to modify or terminate any covenant or agreement which is effective only so long as Debentures of a particular series or maturity are outstanding shall be deemed not to adversely affect the rights of the Debentureholders of any other series or maturity.

(3)	A proposal:

(a)	to extend the maturity of Debentures of any particular series or maturity or to reduce the principal amount thereof, the rate of interest or redemption premium thereon or to impair any conversion right thereof;

(b)	to modify or terminate any covenant or agreement which by its terms is effective only so long as Debentures of a particular series or maturity are outstanding; or

(c)	to reduce with respect to Debentureholders of any particular series or maturity any percentage stated in Sections 13.3, 13.6, 13.7, 13.12, 13.15 or in this Section 13.18.

shall be deemed to affect the rights of the Debentureholders of such series or maturity, as the case may be, in a manner substantially differing from that in which it affects the rights of holders of Debentures of any other series or maturity, whether or not a similar extension, reduction, modification or termination is proposed with respect to Debentures or any or all other series or maturities.

ARTICLE 14: SUPPLEMENTAL INDENTURES

14.1	Supplemental Indentures

From time to time the Company, when authorized by a resolution of the directors, and the Trustee may, subject to the provisions of this Indenture, and they shall, when so directed by this Indenture, execute, acknowledge and deliver by their proper officers deeds or indentures supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

(a)	providing for the issuance of Debentures under this Indenture;

(b)	adding to the provisions hereof such additional covenants, enforcement provisions, release provisions, and other provisions as, in the opinion of Counsel, are necessary for the protection of the holders of the Debentures, or of the Debentures of any series, or providing for events of default in addition to those herein specified;

(c)	if and whenever required by any provision hereof, for hypothecating, mortgaging, pledging, charging, assigning or transferring to, or vesting in, the Trustee any of the Property then owned or thereafter acquired by the Company or any part thereof;

(d)	adding to the provisions hereof such additional covenants, enforcement provisions, release provisions and other provisions which are considered by the Company to be necessary or desirable, provided that, in the opinion of counsel to the Trustee, the same are not materially prejudicial to the interests of the Debentureholders;

(e)	making any modification of any of the provisions of this Indenture or the Debentures which is of a formal, minor or technical nature;

(f)	making any additions to, deletions from or alterations of the provisions of this Indenture (including any of the terms and conditions of the Debentures) which in the opinion of the Trustee, relying, if appropriate, on the opinion of Counsel and/or a financial adviser, are not materially prejudicial to the interests of the Debentureholders and which are necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to this Indenture;

(g)	adding to or altering the provisions hereof in respect of the transfer of Debentures including provision for the exchange of Debentures of different denominations and making any modification in the form of the Debentures which does not affect the substance thereof and which, in the opinion of the Trustee, is not materially prejudicial to the interests of the Debentureholders;

(h)	correcting or rectifying any ambiguities, defective provisions, errors or omissions herein, provided that, in the opinion of the Trustee relying on the advice of counsel, the rights of the Trustee and the Debentureholders are in no way prejudiced thereby;

(i)	evidencing the succession, or successive successions of other corporations to the Company and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture;

(j)	giving effect to any Extraordinary Resolution passed as provided in Article 13; and

(k)	for any other purpose not inconsistent with the terms of this Indenture provided that, in the opinion of the Trustee, the rights of the Trustee and of the Debentureholders are not materially prejudiced thereby.

The Company and the Trustee may correct any typographical or other manifest errors in this Indenture and may execute all such documents as may be necessary to correct such errors. Notwithstanding anything herein contained, the Trustee may in its uncontrolled discretion decline to enter into any supplemental indenture which in its opinion may not afford adequate protection to the Trustee when the same shall become operative.

ARTICLE 15: ACCEPTANCE OF TRUSTS BY TRUSTEE

15.1	Acceptance

The Trustee hereby accepts the trusts in this Indenture declared and provided and agrees to perform the same upon the terms and conditions hereinbefore set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the person who shall from time to time be Debentureholders subject to all the terms and conditions herein set forth.

ARTICLE 16: COUNTERPARTS

16.1	Counterparts

This Trust Indenture may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute the one and the same instrument and notwithstanding their date of execution shall be deemed to bear date as of July 12, 1999.

IN WITNESS WHEREOF the parties hereto have executed this Indenture under the hands of their proper officers duly authorized in that behalf.

CAMECO CORPORATION

Per:	“Bernard Michel”
Bernard M. Michel, Chair,
President and Chief Executive Officer

Per:	“D.M. Petroff”
David M. Petroff, Senior
Vice-President Finance and Administration
and Chief Financial Officer

CIBC MELLON TRUST COMPANY

Per:	“G. Gherasim”

Per:	“J. Sheffield”

THIS FIRST SUPPLEMENTAL TRUST INDENTURE is made as of July 12, 1999.

BETWEEN:

CAMECO CORPORATION, a corporation incorporated under the laws of Canada and having its registered office at the City of Saskatoon, in the Province of Saskatchewan (hereinafter referred to as the “Company”),

- and -

CIBC MELLON TRUST COMPANY, a trust company incorporated under the laws of Canada and duly authorized to carry on the trust business in each province of Canada (hereinafter referred to as the “Trustee”).

WHEREAS in and by a trust indenture (hereinafter called the “Indenture”) made as of the 12th day of July, 1999, between the Company and the Trustee provision was made for issuance of Debentures of the Company in one or more series, unlimited as to aggregate principal amount but issuable only upon the terms and subject to the conditions and limitations therein provided;

AND WHEREAS pursuant to an underwriting agreement dated July 5, 1999, among the Company and the underwriters named therein, the Company has agreed to create and issue pursuant to the Indenture and this First Supplemental Trust Indenture a series of Debentures, in aggregate principal amount of $100,000,000 to be designated as the 6.90% Debentures, Series A due July 12, 2006;

AND WHEREAS this First Supplemental Trust Indenture is executed pursuant to all necessary authorization and resolutions of the Company to authorize the creation, issuance and delivery of the said Debentures and to establish the terms, provisions and condition thereof;

AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Company and not by the Trustee;

NOW, THEREFORE THIS INDENTURE WITNESSES that it is hereby agreed and declared as follows:

ARTICLE 1: ISSUANCE OF DEBENTURES

1.1	Limit of Issue and Designation of Debentures

The Company hereby creates and agrees to issue a series of Debentures (the “Debentures”) pursuant to the Indenture and this First Supplemental Trust Indenture to be designated as the “6.90% Debentures. Series A due July 12, 2006,” which shall consist of, and be limited to, an aggregate principal amount of One Hundred Million Dollars ($100,000,000) in lawful money of Canada.

1.2	Terms of Debentures

The Debentures shall be dated July 12, 1999, shall bear interest (“Interest”) from that date at the rate of 6.90% per annum calculated and payable semi-annually in arrears (after as well as before maturity and after as well as before default with interest on overdue interest at the said rate) on January 12 and July 12 in each year (each an “Interest Payment Date”), commencing January 12, 2000 and shall mature on July 12, 2006. Interest for the period from July 12, 1999 to January 12, 2000 will be $34.50 for each $1,000 principal amount of Debentures. The record date for the payment of Interest shall be the close of business on the tenth Business Day preceding the relevant Interest Payment Date.

The Company, at least two Business Days prior to an Interest Payment Date, shall deliver or cause to be delivered by prepaid mail, by courier or by an employee of the Company to registered holders of Debentures, post-dated cheques for interest due thereon (less any tax required by law to be deducted or withheld) payable to the order of the registered holders thereof and negotiable on the Interest Payment Date. The Company may, at its option, cause the amount of such interest to be paid to one or more registered holders thereof by way of electronic transfer of funds, with any such transfer to be made no later than 11:30 a.m. (Toronto time) on the date of such payment. The delivery of such cheques or electronic transfer of funds shall satisfy and discharge the liability for interest on such Debentures to the extent of the sums represented thereby (plus the amount of any tax deducted or withheld as aforesaid) unless, in the case of a cheque, such cheque shall not be paid on presentation.

The Company upon maturity of the Debentures shall deliver or cause to be delivered by prepaid mail, by courier or by an employee of the Company to the registered holders thereof cheques for such principal amount due, payable to the order of the registered holders thereof and negotiable on the date of the maturity of the Debentures. The Company may, at its option, cause the amount of any such interest or principal payment to be paid to the registered holders of Debentures by way of electronic transfer of funds, with such transfer to be made no later than 11:30 a.m. (Toronto time) on the date of such payment.

At its option, the Company may redeem the Debentures at any time and from time to time, in whole or in part, upon not more than 60 days and not less than 30 days prior notice, at the higher of the Canada Yield Price (as defined below) and par, together in each case with accrued and unpaid interest to the date fixed for redemption. Less than all of the Debentures may be redeemed in accordance with Section 4.2 of the Indenture.

For purposes of the foregoing redemption provisions, the following terms are defined as follows:

“Canada Yield Price” shall mean a price equal to the price of the Debentures calculated to provide a yield to maturity, compounded semi-annually, equal to the Government of Canada Yield plus 0.25% on the Business Day preceding the day notice of redemption is given.

“Government of Canada Yield” on any date for the Debentures shall mean the yield to maturity on such date, compounded semi-annually, which a non-callable Government of Canada bond would carry if issued in dollars in Canada, at 100% of its principal amount on such date with a term to maturity equal to the remaining term to maturity (calculated from the redemption date) of the Debentures. The Government of Canada Yield will be the arithmetic average of the percentage yield provided by two specified Canadian investment dealers selected by the Company.

The Debentures and the certificate of the Trustee endorsed thereon shall be substantially in the form set forth in Schedule A hereto and shall bear such distinguishing letters and numbers as the Company and the Trustee may approve.

1.3	Form, Transfer and issuance of a Global Debenture

(a)	Form: Except as provided for in Section 1.6, the Debentures shall be issued in the form of one global Debenture substantially in the form of Schedule A hereto (the “Global Debenture”). The Global Debenture will be issued in the name of and deposited by the Trustee with, or on behalf of, The Canadian Depository for Securities Limited (“CDS”) or a successor (collectively, the “Depository”) as custodian of the Global Debenture and registered by the Trustee in the name of the Depository or its nominee. No purchaser of Debentures represented by the Global Debenture will be entitled to a certificate or other instrument from the Company or the Depository evidencing that purchaser’s ownership thereof except in the circumstances where: (i) the Depository resigns or is removed from its responsibilities as depository and the Company is unable or does not wish to locate a qualified successor; or (ii) the Company determines that it wishes definitive Debentures to replace the Global Debenture; or (iii) if required by applicable law. Beneficial interests in the Global Debenture, constituting ownership of the Debentures, will be represented only through the Book-Based System. “Book-Based System” means the record entry securities transfer and pledge system known, as of the date hereof, by such name, which is administered by CDS in accordance with the operating rules and procedures of the Securities Settlement Service of CDS enforced from time to time, or any successor system which CDS may offer from time to time.

(b)	Issuance: The Global Debenture shall be signed by any authorized signatory of the Company holding office at the time of signing and empowered to sign the Global Debenture on behalf of the Company and delivered to the Trustee. Upon receipt thereof by the Trustee, the Global Debenture shall be certified, in accordance with Section 1.7, by the Trustee and delivered to CDS pursuant to a Written Order of the Company, without the Trustee receiving consideration therefor.

(c)	Transfer: Transfers of Debentures between CDS Participants shall occur in accordance with the Depository’s rules and procedures. “CDS Participant” means a broker, dealer, bank, other financial institution or other person who, directly or indirectly, from time to time effects book-based transfers with CDS and pledges of securities deposited with CDS.

1.4	Dealings with and by the Depository

All references herein to actions by, or notices given or payments made to, Debentureholders shall, where such Debentures are held through the Depository, refer to actions taken by, or notices given or payments made to, the Depository upon instructions from the CDS Participants in accordance with the Depository’s rules and procedures. For the purpose of any provision of this First Supplemental Trust Indenture requiring or permitting actions with the consent of or at the direction of the Debentureholders evidencing a specified percentage of the aggregate unpaid principal amount of Debentures outstanding, such direction or consent may be given by Debentureholders acting through the Depository and the CDS Participants owning Debentures evidencing the requisite percentage of the principal amount of Debentures. The rights of a Debentureholder shall be exercised only through the Depository and the CDS Participants and shall be limited to those established by law and agreements between such Debentureholder and the Depository and/or the CDS Participants or upon instructions from the CDS Participants. Each of the Company and the Trustee may deal with the Depository for all purposes (including the making of payments) as the authorized representative of the respective Debentureholders and such dealings with the Depository shall constitute satisfaction or performance, as applicable, of its respective obligations hereunder.

In the event of a vote by registered Debentureholders pursuant to the Indenture when the Debentures are held through the Depository, the Depository shall vote such Debentures upon instructions from the CDS Participants in accordance with the Depository’s rules and procedures, and if such vote requires the approval of a specified percentage of the aggregate unpaid principal amount of Debentures outstanding, the approval of CDS Participants owning Debentures evidencing the requisite percentage of the principal amount of Debentures shall be sufficient.

1.5	Notices to the Depository

For so long as the Debentures are held through the Depository, if any notice or other communication is required to be given to Debentureholders, the Trustee and the Company shall give all such notices and communications through the Depository, which shall be in accordance with applicable law and regulation.

1.6	Form and Issuance of Definitive Debenture Certificates

(a)	Form: If: (i) the Depository resigns or is removed from its responsibilities as depository and the Company is unable or does not wish to locate a qualified successor; or (ii) the Company determines that it wishes definitive Debentures to replace the Global Debenture and notifies the Depository to such effect, the Depository shall surrender the Global Debenture to the Trustee with instructions from the Depository for re-registration of each Debenture in the name and as to the principal amount specified by the Depository, and the Company shall issue and the Trustee shall certify and deliver the aggregate unpaid principal amount of the Debentures then outstanding in the form of definitive Debenture certificates (the “Definitive Debentures”) representing such Debentures.

(b)

The Definitive Debentures shall be issued as fully-registered Debentures in denominations of $1,000 and integral multiples thereof. Each Definitive Debenture and the certificate of the Trustee in respect thereof endorsed thereon shall be substantially in the form set forth in Schedule A annexed hereto in respect of the Global Debenture with such changes, additions and deletions as are necessary. The Definitive Debentures may be typed, engraved, printed or lithographed, or partly in one form and partly in another, as the Company may determine. The Definitive Debentures shall be signed (either manually or by facsimile signature) by any authorized signatory of the Company holding office at the time of signing and empowered to sign such Definitive Debentures on behalf of the Company. A facsimile signature upon any of the Definitive Debentures shall for all purposes of this First Supplemental Trust Indenture be deemed to be the signature of the person whose signature it purports to be and to have been signed at the time such facsimile signature is reproduced and, notwithstanding that any person whose signature, either manual or in facsimile, appears on the Definitive Debentures is not at the date of this First Supplemental Trust Indenture or at the date of the Definitive Debentures or at the date of the certification and delivery thereof an officer of the Company, such Definitive Debentures shall be valid and binding upon the Company and entitled to the benefits of this First Supplemental Trust Indenture.

(c)	Issuance: The Definitive Debentures shall forthwith upon their issue, having been authorized and executed by the Company, be delivered to the Trustee. Upon receipt thereof by the Trustee, the Definitive Debentures shall be certified by the Trustee and delivered to or to the order of the Company pursuant to a Written Order of the Company, without the Trustee receiving consideration therefor.

(d)	Transfer: Transfers of Definitive Debentures shall be governed by the provisions of Article 3 of the Indenture.

1.7	Certification

No Debenture shall be issued or, if issued, shall be obligatory or shall entitle the Debentureholder to the benefits of this First Supplemental Trust Indenture until it has been certified by or on behalf of the Trustee. Such certificate on any Debenture shall be conclusive evidence as against the Company that such Debenture is duly issued and is a valid obligation of the Company and that the holder is entitled to the benefits hereof.

The certificate of the Trustee signed on the Debentures shall not be construed as a representation or warranty by the Trustee as to the validity of this First Supplemental Trust Indenture or of the Debentures or their issuance and the Trustee shall in no respect be liable or answerable for the use made of said Debentures or either of them or the proceeds thereof. The certificate of the Trustee signed on the said Debentures shall, however, be a representation and warranty by the Trustee that said Debentures have been duly certified by or on behalf of the Trustee pursuant to the provisions of this First Supplemental Trust Indenture.

1.8	Rank

The Debentures are direct unsecured obligations of the Corporation and rank equally and rateably among themselves and with all other present and future unsecured and unsubordinated indebtedness of the Corporation, subject to exceptions prescribed by statute.

ARTICLE 2: MISCELLANEOUS

2.1	Interpretation

This First Supplemental Trust Indenture is supplemental to the Indenture and shall be read in conjunction therewith. Except only insofar as the Indenture may be inconsistent with the express provisions of this First Supplemental Trust Indenture in which case the terms of this First Supplemental Trust Indenture shall govern and supersede those contained in the Indenture only to the extent of such inconsistency, this First Supplemental Trust Indenture shall henceforth have effect so far as practicable as if all the provisions of the Indenture and this First Supplemental Trust Indenture were contained in one instrument. The terms and expressions used in this First Supplemental Trust Indenture which are defined in the Indenture shall, except as otherwise provided herein, have the respective meanings ascribed to them in the Indenture. Unless otherwise stated, any reference in this First Supplemental Trust Indenture to an Article, Section or Schedule shall be interpreted as a reference to the stated Article or Section of, or Schedule to, this First Supplemental Trust Indenture.

2.2	Acceptance of Trust by Trustee

The Trustee hereby accepts the trusts in this First Supplemental Trust Indenture declared and created and agrees to perform the same upon the terms and conditions herein before set out but subject to the provisions of the Indenture.

2.3	Governing Law

This First Supplemental Trust Indenture shall be governed by and construed in accordance with the laws of the Province of Saskatchewan and the laws of Canada applicable therein and shall be treated in all respects as a Saskatchewan contract.

2.4	Counterparts

This First Supplemental Trust Indenture may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute the one and the same instrument and notwithstanding their date of execution shall be deemed to bear date as of July 12, 1999.

2.5	Schedule

The schedule to this First Supplemental Trust Indenture shall be deemed to be incorporated herein and to form part hereof.

IN WITNESS WHEREOF the parties hereto have executed this Indenture under the hands of their proper officers duly authorized in that behalf.

CAMECO CORPORATION

Per:	“Bernard Michel”
Bernard M. Michel, Chair,
President and Chief Executive Officer

Per:	“D. M. Petroff”
David M. Petroff, Senior
Vice-President Finance and Administration and Chief Financial Officer

CIBC MELLON TRUST COMPANY

Per:	“G. Gherasim”

Per:	“J. Sheffield”

SCHEDULE A

To the annexed First Supplemental Trust Indenture dated as of July 12, 1999 between Cameco Corporation and CIBC Mellon Trust Company, as trustee.

Form of Global Debenture

No. 000001 CUSIP No. 13321L AA 6	$100,000,000, Canadian

CAMECO CORPORATION

(Incorporated under the laws of Canada)

6.90% DEBENTURE DUE JULY 12, 2006

Cameco Corporation (the “Company”) for value received acknowledges itself indebted and hereby promises to pay or cause to be paid to the registered holder hereof on July 12, 2006, or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture (as defined below) on presentation and surrender of this Debenture as provided in the Indenture, the sum of One Hundred Million Dollars, ($100,000,000.00,) in lawful money of Canada and to pay or cause to be paid to CDS & Co. interest (“Interest”) on the principal amount hereof at the rate of 6.90% per annum calculated and payable semi-annually in arrears (after as well as before maturity and after as well as before default with interest on overdue interest at the said rate) on January 12 and July 12 in each year (each an “Interest Payment Date”), commencing January 12, 2000, and interest for the period from the date hereof to January 12, 2000 will be $34.50 for each $1,000 principal amount of Debentures. The record date for the payment of Interest shall be the close of business on the tenth Business Day preceding the relevant Interest Payment Date. Subject to the foregoing, the Company, at least two Business Days prior to an Interest Payment Date, shall deliver or cause to be delivered by prepaid mail, by courier or by an employee of the Company to the registered holder hereof, a post-dated cheque for interest due hereon (less any tax required by law to be deducted or withheld) payable to the order of the registered holder hereof and negotiable on the Interest Payment Date. The Company may, at its option, cause the amount of such interest to be paid to the registered holder hereof by way of electronic transfer of funds, with any such transfer to be made no later than 11:30 a.m. (Toronto time) on the date of such payment. The delivery of such cheque or electronic transfer of funds shall satisfy and discharge the liability for interest hereon to the extent of the sums represented thereby (plus the amount of any tax deducted or withheld as aforesaid) unless, in the case of a cheque, such cheque shall not be paid on presentation.

The Company upon maturity of the Debentures shall deliver or cause to be delivered by prepaid mail, by courier or by an employee of the Company to the registered holder hereof a cheque for such principal amount due, payable to the order of the registered holder hereof and negotiable on the date of the maturity of the Debentures. The Company may, at its option, cause the amount of any such interest or principal payment to be paid to the registered holder hereof by way of electronic transfer of funds, with such transfer to be made no later than 11:30 a.m. (Toronto time) on the date of such payment.

This Global Debenture certificate represents $100,000,000 principal amount of the Debentures designated as “6.90% Debentures, Series A due July 12, 2006” issued under a trust indenture (which indenture, together with all instruments supplemental or ancillary thereto, including the First Supplemental Indenture made as of July 12, 1999 between the Company and the Trustee, is herein referred to as the “Indenture”) dated as of July 12, 1999, and made between the Company and CIBC Mellon Trust Company (the “Trustee”), as trustee. Reference is hereby expressly made to the Indenture for a statement and description of the terms and conditions upon which the Debentures are issued or may be issued and held, and the rights and remedies of the holders of the Debentures and of the Company and of the Trustee in respect thereof, all to the same effect as if the provisions of the Indenture were herein set forth, to all of which the holder hereof by acceptance hereof assents.

The Debentures are direct unsecured obligations of the Company and rank equally and rateably among themselves and with all other present and future unsecured and unsubordinated indebtedness of the Company, subject to exceptions prescribed by statute.

The Debentures have the benefit of certain covenants the terms of which are set out in the Indenture.

The Company shall be entitled to purchase Debentures in the open market or by tender or private contract at any price as provided in the Indenture. Debentures purchased by the Company will be cancelled and may not be reissued.

At its option, the Company may redeem the Debentures at any time and from time to time, in whole or in part, upon not more than 60 days and not less than 30 days prior notice, at the higher of the Canada Yield Price (as defined in the Indenture) and par, together in each case with accrued and unpaid interest to the date fixed for redemption. Less than all of the Debentures may be redeemed in accordance with section 4.2 of the Indenture.

In case an Event of Default, as defined in the Indenture, has occurred, the principal of, and interest on, all Debentures then outstanding under the Indenture may be declared due and payable upon the conditions and in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for the holding of meetings of the holders of the Debentures and rendering resolutions passed at such meetings and instruments in writing signed by the holders of a specified percentage of the principal amount of the Debentures outstanding are binding upon all holders of the Debentures.

This Debenture may only be transferred upon compliance with the conditions prescribed in the Indenture on the register to be kept at the office of the Trustee in the City of Winnipeg and at such other place or places, if any, and/or by such other registrar or registrars, if any, as the Company with the approval of the Trustee may designate, by the registered holder hereof or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, and upon compliance with such reasonable requirements as the Trustee and/or other registrar may prescribe, and such transfer shall be duly noted hereon by the Trustee or other registrar.

The Debentures will become void unless presented for payment within a period of twenty years from the relevant date therefor.

Any capitalized terms not defined in this Debenture shall have the meanings ascribed thereto in the Indenture except that “Debentures” shall have meaning set forth in the First Supplemental Trust Indenture thereto.

The Indenture is and this Debenture shall be governed by and construed in accordance with the laws of the Province of Saskatchewan and the laws of Canada applicable therein.

This Debenture shall not become obligatory for any purpose until this Debenture shall have been certified by or on behalf of the Trustee for the time being under the Indenture.

IN WITNESS WHEREOF this Debenture has been duly executed and the corporate seal of the Company affixed hereto.

DATED as of July 12, 1999.

CAMECO CORPORATION

Per:		Per:
	Bernard M. Michel, Chair.		Gary M.S. Chad, Senior General
	President and Chief Executive Officer		Counsel and Corporate Secretary

Form of Trustee’s Certificate

This Global Debenture represents the $100,000,000 of 6.90% Debentures due July 12, 2006 referred to in the Indenture within mentioned.

CIBC MELLON TRUST COMPANY, Trustee

By:

(FORM OF REGISTRATION PANEL)

(No writing hereon except by Trustee or other Registrar)

Date of Registration	In Whose Name Registered	Trustee or Registrar
July 12, 1999	CDS & Co.

THIS SECOND SUPPLEMENTAL TRUST INDENTURE is made as of July 6, 2001.

BETWEEN:

CAMECO CORPORATION, a corporation incorporated under the laws of Canada and having its registered office at the City of Saskatoon, in the Province of Saskatchewan (hereinafter referred to as the “Company”),

- and -

CIBC MELLON TRUST COMPANY, a trust company incorporated under the laws of Canada and duly authorized to carry on the trust business in each province of Canada (hereinafter referred to as the “Trustee”).

WHEREAS in and by a trust indenture (hereinafter called the “Indenture”) made as of July 12, 1999, between the Company and the Trustee provision was made for issuance of Debentures of the Company in one or more series, unlimited as to aggregate principal amount but issuable only upon the terms and subject to the conditions and limitations therein provided;

AND WHEREAS pursuant to a dealer agreement dated June 29, 2001, among the Company and the agent named therein, the Company has agreed to create and issue pursuant to the Indenture and this Second Supplemental Trust Indenture a series of Debentures, in aggregate principal amount of $50,000,000 to be designated as the 7.0% Debentures, Series B due July 6, 2006;

AND WHEREAS this Second Supplemental Trust Indenture is executed pursuant to all necessary authorization and resolutions of the Company to authorize the creation, issuance and delivery of the said Debentures and to establish the terms, provisions and condition thereof;

AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Company and not by the Trustee;

NOW, THEREFORE THIS INDENTURE WITNESSES that it is hereby agreed and declared as follows:

ARTICLE 1: ISSUANCE OF DEBENTURES

1.1	LIMIT OF ISSUE AND DESIGNATION OF DEBENTURES

The Company hereby creates and agrees to issue a series of Debentures (the “Debentures”) pursuant to the Indenture and this Second Supplemental Trust Indenture to be designated as the “7.0% Debentures, Series B due July 6, 2006,” which shall consist of, and be limited to, an aggregate principal amount of Fifty Million Dollars ($50,000,000) in lawful money of Canada.

1.2	TERMS OF DEBENTURES

The Debentures shall be dated July 6, 2001, shall bear interest (“Interest”) from that date at the rate of 7.0% per annum calculated and payable semi-annually in arrears (after as well as before maturity and after as well as before default with interest on overdue interest at the said rate) on January 6 and July 6 in each year (each an “Interest Payment Date”), commencing January 6, 2002 and shall mature on July 6, 2006. Interest for the period from July 6, 2001 to January 6, 2002 will be $35.00 for each $1,000 principal amount of Debentures. The record date for the payment of Interest shall be the close of business on the tenth Business Day preceding the relevant Interest Payment Date.

The Company, at least two Business Days prior to an Interest Payment Date, shall deliver or cause to be delivered by prepaid mail, by courier or by an employee of the Company to registered holders of Debentures, post-dated cheques for interest due thereon (less any tax required by law to be deducted or withheld) payable to the order of the registered holders thereof and negotiable on the Interest Payment Date. The Company may, at its option, cause the amount of such interest to be paid to one or more registered holders thereof by way of electronic transfer of funds, with any such transfer to be made no later than 11:30 a.m. (Toronto time) on the date of such payment. The delivery of such cheques or electronic transfer of funds shall satisfy and discharge the liability for interest on such Debentures to the extent of the sums represented thereby (plus the amount of any tax deducted or withheld as aforesaid) unless, in the case of a cheque, such cheque shall not be paid on presentation.

The Company upon maturity of the Debentures shall deliver or cause to be delivered by prepaid mail, by courier or by an employee of the Company to the registered holders thereof cheques for such principal amount due, payable to the order of the registered holders thereof and negotiable on the date of the maturity of the Debentures. The Company may, at its option, cause the amount of any such principal payment to be paid to the registered holders of Debentures by way of electronic transfer of funds, with such transfer to be made no later than 11:30 a.m. (Toronto time) on the date of such payment.

At its option, the Company may redeem the Debentures at any time and from time to time, in whole or in part, upon not more than 60 days and not less than 30 days prior notice, at the higher of the Canada Yield Price (as defined below) and par, together in each case with accrued and unpaid interest to the date fixed for redemption. Less than all of the Debentures may be redeemed in accordance with Section 4.2 of the Indenture.

For purposes of the foregoing redemption provisions, the following terms are defined as follows:

“Canada Yield Price” shall mean a price equal to the price of the Debentures calculated to provide a yield to maturity, compounded semi-annually, equal to the Government of Canada Yield plus 0.34% on the Business Day preceding the day notice of redemption is given.

“Government of Canada Yield” on any date for the Debentures shall mean the yield to maturity on such date, compounded semi-annually, which a non-callable Government of Canada bond would carry if issued in dollars in Canada, at 100% of its principal amount on such date with a term to maturity equal to the remaining term to maturity (calculated from the redemption date) of the Debentures. The Government of Canada Yield will be the arithmetic average of the percentage yield provided by two specified Canadian investment dealers selected by the Company.

The Debentures and the certificate of the Trustee endorsed thereon shall be substantially in the form set forth in Schedule A hereto and shall bear such distinguishing letters and numbers as the Company and the Trustee may approve.

1.3	FORM, TRANSFER AND ISSUANCE OF A GLOBAL DEBENTURE

(a)	Form: Except as provided for in Section 1.6, the Debentures shall be issued in the form of one global Debenture substantially in the form of Schedule A hereto (the “Global Debenture”). The Global Debenture will be issued in the name of, and deposited by the Trustee with, or on behalf of, The Canadian Depository for Securities Limited (“CDS”) or a successor (collectively, the “Depository”) as custodian of the Global Debenture and registered by the Trustee in the name of the Depository or its nominee. No purchaser of Debentures represented by the Global Debenture will be entitled to a certificate or other instrument from the Company or the Depository evidencing that purchaser’s ownership thereof except in the circumstances where: (j) the Depository resigns or is removed from its responsibilities as depository and the Company is unable or does not wish to locate a qualified successor; or (ii) the Company determines that it wishes definitive Debentures to replace the Global Debenture; (iii) if required by applicable law; or (iv) the Book-Based System (as defined herein) of CDS ceases to exist. Beneficial interests in the Global Debenture, constituting ownership of the Debentures, will be represented only through the Book-Based System. “Book-Based System” means the record entry securities transfer and pledge system known, as of the date hereof, by such name, which is administered by CDS in accordance with the operating rules and procedures of the Securities Settlement Service of CDS enforced from time to time, or any successor system which CDS may offer from time to time.

(b)	Issuance: The Global Debenture shall be signed by any authorized signatory of the Company holding office at the time of signing and empowered to sign the Global Debenture on behalf of the Company and delivered to the Trustee. Upon receipt thereof by the Trustee, the Global Debenture shall be certified, in accordance with Section 1.7, by the Trustee and delivered to CDS pursuant to a Written Order of the Company, without the Trustee receiving consideration therefor.

(c)	Transfer: Transfers of Debentures between CDS Participants shall occur in accordance with the Depository’s rules and procedures. “CDS Participant” means a broker, dealer, bank, other financial institution or other person who, directly or indirectly, from time to time effects book-based transfers with CDS and pledges of securities deposited with CDS.

1.4	DEALINGS WITH AND BY THE DEPOSITORY

All references herein to actions by, or notices given or payments made to, Debentureholders shall, where such Debentures are held through the Depository, refer to actions taken by, or notices given or payments made to, the Depository upon instructions from the CDS Participants in accordance with the Depository’s rules and procedures. For the purpose of any provision of this Second Supplemental Trust Indenture requiring or permitting actions with the consent of or at the direction of the Debentureholders evidencing a specified percentage of the aggregate unpaid principal amount of Debentures outstanding, such direction or consent may be given by Debentureholders acting through the Depository and the CDS Participants owning Debentures evidencing the requisite percentage of the principal amount of Debentures. The rights of a Debentureholder shall be exercised only through the Depository and the CDS Participants and shall be limited to those established by law and agreements between such Debentureholder and the Depository and/or the CDS Participants or upon instructions from the CDS Participants. Each of the Company and the Trustee may deal with the Depository for all purposes (including the making of payments) as the authorized representative of the respective Debentureholders and such dealings with the Depository shall constitute satisfaction or performance, as applicable, of its respective obligations hereunder.

In the event of a vote by registered Debentureholders pursuant to the Indenture when the Debentures are held through the Depository, the Depository shall vote such Debentures upon instructions from the CDS Participants in accordance with the Depository’s rules and procedures, and if such vote requires the approval of a specified percentage of the aggregate unpaid principal amount of Debentures outstanding, the approval of CDS Participants owning Debentures evidencing the requisite percentage of the principal amount of Debentures shall be sufficient.

1.5	NOTICES TO THE DEPOSITORY

For so long as the Debentures are held through the Depository, if any notice or other communication is required to be given to Debentureholders, the Trustee and the Company shall give all such notices and communications through the Depository, which shall be in accordance with applicable law and regulation.

1.6	FORM AND ISSUANCE OF DEFINITIVE DEBENTURE CERTIFICATES

(a)	Form: If: (i) the Depository resigns or is removed from its responsibilities as depository and the Company is unable or does not wish to locate a qualified successor; or (ii) the Company determines that it wishes definitive Debentures to replace the Global Debenture and notifies the Depository to such effect, the Depository shall surrender the Global Debenture to the Trustee with instructions from the Depository for re-registration of each Debenture in the name and as to the principal amount specified by the Depository, and the Company shall issue and the Trustee shall certify and deliver the aggregate unpaid principal amount of the Debentures then outstanding in the form of definitive Debenture certificates (the “Definitive Debentures”) representing such Debentures.

(b)	The Definitive Debentures shall be issued as fully-registered Debentures in denominations of $1,000 and integral multiples thereof. Each Definitive Debenture and the certificate of the Trustee in respect thereof endorsed thereon shall be substantially in the form set forth in Schedule A annexed hereto in respect of the Global Debenture with such changes, additions and deletions as are necessary. The Definitive Debentures may be typed, engraved, printed or lithographed, or partly in one form and partly in another, as the Company may determine. The Definitive Debentures shall be signed (either manually or by facsimile signature) by any authorized signatory of the Company holding office at the time of signing and empowered to sign such Definitive Debentures on behalf of the Company. A facsimile signature upon any of the Definitive Debentures shall for all purposes of this Second Supplemental Trust Indenture be deemed to be the signature of the person whose signature it purports to be and to have been signed at the time such facsimile signature is reproduced and, notwithstanding that any person whose signature, either manual or in facsimile, appears on the Definitive Debentures is not at the date of this Second Supplemental Trust Indenture or at the date of the Definitive Debentures or at the date of the certification and delivery thereof an officer of the Company, such Definitive Debentures shall be valid and binding upon the Company and entitled to the benefits of this Second Supplemental Trust Indenture.

(c)	Issuance: The Definitive Debentures shall forthwith upon their issue, having been authorized and executed by the Company, be delivered to the Trustee. Upon receipt thereof by the Trustee, the Definitive Debentures shall be certified by the Trustee and delivered to or to the order of the Company pursuant to a Written Order of the Company, without the Trustee receiving consideration therefor.

(d)	Transfer: Transfers of Definitive Debentures shall be governed by the provisions of Article 3 of the Indenture.

1.7	CERTIFICATION

No Debenture shall be issued or, if issued, shall be obligatory or shall entitle the Debentureholder to the benefits of this Second Supplemental Trust Indenture until it has been certified by or on behalf of the Trustee. Such certificate on any Debenture shall be conclusive evidence as against the Company that such Debenture is duly issued and is a valid obligation of the Company and that the holder is entitled to the benefits hereof.

The certificate of the Trustee signed on the Debentures shall not be construed as a representation or warranty by the Trustee as to the validity of this Second Supplemental Trust Indenture or of the Debentures or their issuance and the Trustee shall in no respect be liable or answerable for the use made of said Debentures or either of them or the proceeds thereof. The certificate of the Trustee signed on the said Debentures shall, however, be a representation and warranty by the Trustee that said Debentures have been duly certified by or on behalf of the Trustee pursuant to the provisions of this Second Supplemental Trust Indenture.

1.8	RANK

The Debentures are direct unsecured obligations of the Corporation and rank equally and rateably among themselves and with all other present and future unsecured and unsubordinated indebtedness of the Corporation, subject to exceptions prescribed by statute.

ARTICLE 2: MISCELLANEOUS

2.1	INTERPRETATION

This Second Supplemental Trust Indenture is supplemental to the Indenture and shall be read in conjunction therewith. Except only insofar as the Indenture may be inconsistent with the express provisions of this Second Supplemental Trust Indenture in which case the terms of this Second Supplemental Trust Indenture shall govern and supersede those contained in the Indenture only to the extent of such inconsistency, this Second Supplemental Trust Indenture shall henceforth have effect so far as practicable as if all the provisions of the Indenture and this Second Supplemental Trust Indenture were contained in one instrument. The terms and expressions used in this Second Supplemental Trust Indenture which are defined in the Indenture shall, except as otherwise provided herein, have the respective meanings ascribed to them in the Indenture. Unless otherwise stated, any reference in this Second Supplemental Trust Indenture to an Article, Section or Schedule shall be interpreted as a reference to the stated Article or Section of, or Schedule to, this Second Supplemental Trust Indenture.

2.2	ACCEPTANCE OF TRUST BY TRUSTEE

The Trustee hereby accepts the trusts in this Second Supplemental Trust Indenture declared and created and agrees to perform the same upon the terms and conditions herein before set out but subject to the provisions of the Indenture.

2.3	GOVERNING LAW

This Second Supplemental Trust Indenture shall be governed by and construed in accordance with the laws of the Province of Saskatchewan and the laws of Canada applicable therein and shall be treated in all respects as a Saskatchewan contract.

2.4	COUNTERPARTS

This Second Supplemental Trust Indenture may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute the one and the same instrument and notwithstanding their date of execution shall be deemed to bear date as of July 6, 2001.

2.5	SCHEDULE

The schedule to this Second Supplemental Trust Indenture shall be deemed to be incorporated herein and to form part hereof.

IN WITNESS WHEREOF the parties hereto have executed this Indenture under the hands of their proper officers duly authorized in that behalf.

CAMECO CORPORATION

Per:	“Bernard Michel”
Bernard M. Michel, Chair and Chief Executive Officer

Per:	“D.M. Petroff”
David M. Petroff, Senior Vice-President Finance and Administration and Chief Financial Officer

CIBC MELLON TRUST COMPANY

Per:	“G. Gherasim”

Per:	“J. Sheffield”

SCHEDULE A

To the annexed Second Supplemental Trust Indenture dated as of July 6, 2001 between Cameco Corporation and CIBC Mellon Trust Company, as trustee.

Form of Global Debenture

No. 000001 CUSIP No. 13321L AC 2	$50,000,000, Canadian

CAMECO CORPORATION

(Incorporated under the laws of Canada)

7.0% DEBENTURE DUE JULY 6, 2006

Cameco Corporation (the “Company”) for value received acknowledges itself indebted and hereby promises to pay or cause to be paid to the registered holder hereof on July 6, 2006, or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture (as defined below) on presentation and surrender of this Debenture as provided in the Indenture, the sum of Fifty Million Dollars, ($50,000,000) in lawful money of Canada and to pay or cause to be paid to CDS & Co. interest (“Interest”) on the principal amount hereof at the rate of 7.0% per annum calculated and payable semi-annually in arrears (after as well as before maturity and after as well as before default with interest on overdue interest at the said rate) on January 6 and July 6 in each year (each an “Interest Payment Date”), commencing January 6, 2002, and interest for the period from the date hereof to January 6, 2002 will be $35.00 for each $1,000 principal amount of Debentures. The record date for the payment of Interest shall be the close of business on the tenth Business Day preceding the relevant Interest Payment Date. Subject to the foregoing, the Company, at least two Business Days prior to an Interest Payment Date, shall deliver or cause to be delivered by prepaid mail, by courier or by an employee of the Company to the registered holder hereof, a post-dated cheque for interest due hereon (less any tax required by law to be deducted or withheld) payable to the order of the registered holder hereof and negotiable on the Interest Payment Date. The Company may, at its option, cause the amount of such interest to be paid to the registered holder hereof by way of electronic transfer of funds, with any such transfer to be made no later than 11:30 a.m. (Toronto time) on the date of such payment. The delivery of such cheque or electronic transfer of funds shall satisfy and discharge the liability for interest hereon to the extent of the sums represented thereby (plus the amount of any tax deducted or withheld as aforesaid) unless, in the case of a cheque, such cheque shall not be paid on presentation.

The Company upon maturity of the Debentures shall deliver or cause to be delivered by prepaid mail, by courier or by an employee of the Company to the registered holder hereof a cheque for such principal amount due, payable to the order of the registered holder hereof and negotiable on the date of the maturity of the Debentures. The Company may, at its option, cause the amount of any such principal payment to be paid to the registered holder hereof by way of electronic transfer of funds, with such transfer to be made no later than 11:30 a.m. (Toronto time) on the date of such payment.

This Global Debenture certificate represents $50,000,000 principal amount of the Debentures designated as “7.0% Debentures, Series B due July 6, 2006” issued under a trust indenture dated July 12, 1999 (which indenture, together with all instruments supplemental or ancillary thereto, including the Second Supplemental Indenture made as of July 6, 2001 between the Company and the Trustee, is herein referred to as the “Indenture”), and made between the Company and CIBC Mellon Trust Company (the “Trustee”), as trustee. Reference is hereby expressly made to the Indenture for a statement and description of the terms and conditions upon which the Debentures are issued or may be issued and held, and the rights and remedies of the holders of the Debentures and of the Company and of the Trustee in respect thereof, all to the same effect as if the provisions of the Indenture were herein set forth, to all of which the holder hereof by acceptance hereof assents.

The Debentures are direct unsecured obligations of the Company and rank equally and rateably among themselves and with all other present and future unsecured and unsubordinated indebtedness of the Company, subject to exceptions prescribed by statute.

The Debentures have the benefit of certain covenants the terms of which are set out in the Indenture.

The Company shall be entitled to purchase Debentures in the open market or by tender or private contract at any price as provided in the Indenture. Debentures purchased by the Company will be cancelled and may not be reissued.

At its option, the Company may redeem the Debentures at any time and from time to time, in whole or in part, upon not more than 60 days and not less than 30 days prior notice, at the higher of the Canada Yield Price (as defined in the Indenture) and par, together in each case with accrued and unpaid interest to the date fixed for redemption. Less than all of the Debentures may be redeemed in accordance with section 4.2 of the Indenture.

In case an Event of Default, as defined in the Indenture, has occurred, the principal of, and interest on, all Debentures then outstanding under the Indenture may be declared due and payable upon the conditions and in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for the holding of meetings of the holders of the Debentures and rendering resolutions passed at such meetings and instruments in writing signed by the holders of a specified percentage of the principal amount of the Debentures outstanding that are binding upon all holders of the Debentures.

This Debenture may only be transferred upon compliance with the conditions prescribed in the Indenture on the register to be kept at the office of the Trustee in the City of Winnipeg and at such other place or places, if any, and/or by such other registrar or registrars, if any, as the Company with the approval of the Trustee may designate, by the registered holder hereof or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, and upon compliance with such reasonable requirements as the Trustee and/or other registrar may prescribe, and such transfer shall be duly noted hereon by the Trustee or other registrar.

The Debentures will become void unless presented for payment within a period of twenty years from the relevant date therefor.

Any capitalized terms not defined in this Debenture shall have the meanings ascribed thereto in the Indenture except that “Debentures” shall have meaning set forth in the Second Supplemental Trust Indenture thereto.

The Indenture is and this Debenture shall be governed by and construed in accordance with the laws of the Province of Saskatchewan and the laws of Canada applicable therein.

This Debenture shall not become obligatory for any purpose until this Debenture shall have been certified by or on behalf of the Trustee for the time being under the Indenture.

IN WITNESS WHEREOF this Debenture has been duly executed and the corporate seal of the Company affixed hereto.

DATED as of July 6, 2001.

CAMECO CORPORATION

Per:		Per:
	Gerald W. Grandey, President		David M. Petroff, Senior Vice-President
Finance and Administration and
Chief Financial Officer

Form of Trustee’s Certificate

This Global Debenture represents the $50,000,000 of 7.0% Debentures due July 6, 2006 referred to in the Indenture within mentioned.

CIBC MELLON TRUST COMPANY,
Trustee

By:

(FORM OF REGISTRATION PANEL)

(No writing hereon except by Trustee or other Registrar)

Date of Registration	In Whose Name Registered	Trustee or Registrar
July 6, 2001	CDS & Co.